EXHIBIT 10.12

LEASE

BETWEEN

ARTURO J. GUTIERREZ AND JOHN A. CATALDO,

AS TRUSTEES OF THE

MIDDLESEX TECHNOLOGY CENTER ASSOCIATES III TRUST

u/d/t dated April 20, 1982

and Recorded with the Middlesex North Registry of Deeds

in Book 2531, Page 657

AND

NEXX SYSTEMS, INC.,

a Delaware corporation

FOR

38,966 Rentable Square Feet – Building #6

The Middlesex Technology Center

900 Middlesex Turnpike, Billerica, Massachusetts

INDEX

REFERENCE DATA

1.1	Subjects Referred to	1
1.2	Exhibits	3

ARTICLE II – PREMISES AND TERM

2.1	Premises	4
2.2	Term	4

ARTICLE III – CONSTRUCTION

3.1	Initial Construction	5
	3.1.1 Landlord’s Work	5
	3.1.2 Tenant’s Improvements and Tenant’s Construction Work	6
3.2	Preparation of Premises for Occupancy	7
	3.2.1 Partial Occupancy and Rent Commencement	8
3.3	General Provisions Applicable to Construction	8
3.4	Representatives	8
3.5	Force Majeure	9
3.6	Arbitration by Architects	9
3.7	Warranty of Landlord’s Work	9

ARTICLE IV – RENT

4.1	Rent	10
4.2	Common Area Maintenance Costs and Real Estate Taxes	10
	4.2.1 Common Area Maintenance	10
	4.2.2 Tax Expense	13
	4.2.3 Tax Abatement	13
4.3	Payments	14

ARTICLE V – LANDLORD’S COVENANTS

5.1	Landlord’s Covenants During the Term	14
	5.1.1 Building Services	14
	5.1.2 Additional Building Services	14
	5.1.3 Repairs	14
	5.1.4 Quiet Enjoyment	15
	5.1.5 Landlord’s Compliance with Laws	15
	5.1.6 Landlord’s Insurance	15
	5.1.7 Landlord’s Indemnity	16
5.2	Interruptions	16

ARTICLE VI – TENANT’S COVENANTS

6.1	Tenant’s Covenants During the Term	17
	6.1.1 Tenant’s Payments	17
	6.1.2 Repairs and Yielding Up	17
	6.1.3 Occupancy and Use	17
	6.1.4 Rules and Regulations	17
	6.1.5 Compliance with Laws and Safety Appliances	18

2

	6.1.6 Assignment and Subletting	18
	6.1.7 Indemnity	19
	6.1.8 Tenant’s Liability Insurance	19
	6.1.9 Tenant’s Workmen’s Compensation Insurance	19
	6.1.10 Landlord’s Right of Entry	20
	6.1.11 Loading	20
	6.1.12 Landlord’s Costs	20
	6.1.13 Tenant’s Property	20
	6.1.14 Labor or Materialmen’s Liens	20
	6.1.15 Changes or Additions	20
	6.1.16 Holdover	21
	6.1.17 Hazardous Materials	22
	6.1.18 Signs and Advertising	22
	6.1.19 Tenant’s Authority	23
	6.1.20 Confidentiality	23

ARTICLE VII – CASUALTY AND TAKING

7.1	Casualty and Taking	23
7.2	Reservation of Award	25
7.3	Additional Casualty Provisions	25

ARTICLE VIII – RIGHTS OF MORTGAGEE

8.1	Priority of Lease	25
8.2	Limitation on Mortgagee’s Liability	26
8.3	Mortgagee’s Election	26
8.4	No Prepayment or Modification, etc.	26
8.5	No Release or Termination	27
8.6	Continuing Offer	27
8.7	Submittal of Financial Statement	27

ARTICLE IX – DEFAULT

9.1	Events of Default by Tenant	27
9.2	Tenant’s Obligations after Termination	28

ARTICLE X – MISCELLANEOUS

10.1	Titles	29
10.2	Notice of Lease	29
10.3	Notices from One Party to the Other	29
10.4	Bind and Inure	29
10.5	No Surrender	29
10.6	No Waiver, etc.	30
10.7	No Accord and Satisfaction	30
10.8	Cumulative Remedies	30
10.9	Partial Invalidity	30
10.10	Landlord’s Right to Cure	30
10.11	Estoppel Certificate	30
10.12	Waiver of Subrogation	31
10.13	Brokerage	31
10.14	Parking	31

3

10.15	External Storage	31
10.16	Access	31
10.17	Entire Agreement	32
10.18	Governing Law	32
10.19	Additional Representations	32
10.20	Covenants Independent	32

ARTICLE XI – SECURITY		33

4

Date of Lease Execution:  August __, 2007

REFERENCE DATA

1.1           SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD:
Arturo J. Gutierrez and John A. Cataldo, as Trustees of the Middlesex Technology Center Associates III Trust, u/d/t dated April 20, 1982, and recorded with the Middlesex North Registry of Deeds in Book 2531, Page 657, as amended.

MANAGING AGENT:	The Gutierrez Company

LANDLORD'S AND MANAGING AGENT'S ADDRESS:	Burlington Office Park One Wall Street Burlington, MA 01803

LANDLORD'S REPRESENTATIVE:	John A. Cataldo

LANDLORD’S CONSTRUCTION REPRESENTATIVES:	Douglas L. Fainelli and Dennis G. Bailey

TENANT:	NEXX Systems, Inc.

TENANT'S ADDRESS (FOR NOTICE & BILLING): Before Term Commencement Date:	NEXX Systems, Inc. 5 Suburban Park Drive Billerica, MA 01821-3904 Attention: Stanley Piekos, Vice President/Finance and Chief Financial Officer

After Term Commencement Date:	NEXX Systems, Inc. 900 Middlesex Turnpike, Building 6 Billerica, MA 01821 Attention: Stanley Piekos, Vice President/Finance and Chief Financial Officer

TENANT'S REPRESENTATIVE:	Phillip J. Villari, Vice President of Operations

TENANT’S CONSTRUCTION REPRESENTATIVE(S) GUARANTOR:	Phillip J. Villari, Vice President of Operations N/A

BUILDING:
The existing one (1) story building consisting of approximately 91,649 rentable square feet located at 900 Middlesex Turnpike, Billerica, Massachusetts (the “Original Building”), upon the lot identified as Lot 6B and Lot 6B1 on a plan entitled “”Revised Plan of Land in Billerica, Massachusetts” prepared for The Gutierrez Company, Scale 1” = 50’, dated March 8, 2005, which plan was recorded with said Deeds in Plan Book 218, Plan 100 (the “Lot”).

RENTABLE FLOOR AREA OF TENANT'S SPACE:	38,966 rentable square feet, as further described in Exhibit A and in Article III

TOTAL RENTABLE FLOOR AREA	91,649 rentable square feet

SCHEDULED TERM COMMENCEMENT DATE:	January 1, 2008

OUTSIDE DELIVERY DATE:	Per Section 3.2

TERM EXPIRATION DATE:
Seven (7) years and two (2) months following the Term Commencement Date determined in accordance with Section 3.2, subject to extension in accordance with Exhibit F or earlier termination in accordance with Exhibit C.

TERM:	Seven (7) years and two (2) months, subject to extension in accordance with Exhibit F or earlier termination in accordance with Exhibit C.

FIXED RENT:	Year 1: $313,676.30/Year; $26,139.69/Month; $8.05/RSF/Net
Year 2: $342,900.80/Year; $28,575.07/Month; $8.80/RSF/Net
Year 3: $372,125.30/Year; $31,010.44/Month; $9.55/RSF/Net
Year 4: $401,349.80/Year; $33,445.82/Month; $10.30/RSF/Net
Year 5: $430,574.30/Year; $35,881.19/Month; $11.05/RSF/Net
Year 6: $459,798.80/Year; $38,316.57/Month; $11.80/RSF/Net
Year 7: $489,023.30/Year; $40,751.94/Month; $12.55/RSF/Net

ESTIMATED COMMON AREA MAINTENANCE COSTS: (Excluded from Fixed Rent)	$2.20/RSF (See Section 4.2)

ESTIMATED REAL ESTATE TAXES: (Excluded from Fixed Rent)	$1.76/RSF (See Section 4.2)

ESTIMATED COST OF ELECTRICAL SERVICE TO TENANT’S SPACE: (Excluded from Fixed Rent)	(See Exhibit D, Paragraph IX)

SECURITY DEPOSIT:	TBD

PERMITTED USES:	General office and such other lawful uses that are ancillary and accessory thereto.

REAL ESTATE BROKERS:	The Stubblebine Company, FHO Partners, LLC

PUBLIC LIABILITY INSURANCE: EACH OCCURRENCE AGGREGATE	BODILY INJURY AND PROPERTY DAMAGE $5,000,000.00 $5,000,000.00

SPECIAL PROVISIONS:	Early Termination: Per Exhibit C Option to Extend: Per Exhibit F Right of First Offer: Per Exhibit M Rent Abatement: Per Section 4.1

1.2           EXHIBITS

The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Plans Showing Tenant's Space and the Lot (including the Building Parking Area)
EXHIBIT B	Outline Specifications
EXHIBIT C	Early Termination
EXHIBIT D	Landlord's Services
EXHIBIT E	Rules and Regulations
EXHIBIT F	Option to Extend
EXHIBIT G	Tenant Estoppel Certificate
EXHIBIT H	Form of Letter of Credit
EXHIBIT I	Park Covenants
EXHIBIT J	Non-Disturbance, Subordination and Attornment Agreement
EXHIBIT K	Form of Work Change Order
EXHIBIT L	Intentionally Deleted
EXHIBIT M	Right of First Offer
EXHIBIT N	Form of Notice of Lease
EXHIBIT O	Conceptual Layout for Tenant’s Improvements
EXHIBIT P	Definition of Market Rent

ARTICLE II
PREMISES AND TERM

2.1           PREMISES

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, the Rentable Floor Area of Tenant’s Space in the Building (hereinafter, the “Tenant’s Space”), together with the appurtenances described below and in Sections 10.14 and 10.15 of this Lease.  Tenant’s Space, as the same may be expanded in accordance with Exhibit M, together with such appurtenances, is hereinafter collectively referred to as "the Premises".

Tenant shall have, as appurtenant to the Premises, the right to use  the “Building Parking Area” on the plan attached as Exhibit A, all subject to and as further provided in Section 10.14 hereof.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto (except as otherwise noted below or elsewhere in this Lease to the contrary), subject to reasonable rules of general applicability to tenants and owners of other lots in the park shown on the Plan of the Park (i.e. The Middlesex Technology Center) attached hereto as Exhibit A (the “Park”) from time to time made by Landlord in accordance with Section 6.1.4 of which Tenant is given written notice:  (a) the common areas now or hereafter located in the Building, and located at the Park, including, without limitation, duct shafts, electrical and common risers, main electrical room and the Common Areas shown on the Plan of the Park attached hereto as Exhibit A (collectively, the “Common Areas”), as such Common Areas may be amended or modified by Landlord from time to time during the Term hereof, it being understood and agreed that any amendments or modifications materially affecting the Lot, shall require Tenant’s prior written approval, which such approval shall not be unreasonably withheld or delayed.  Landlord may not request any changes which would reduce Tenants Parking, limit access or visibility to the Premises. Any changes interfering with Tenant’s use and operation of its business thereon shall be at the sole discretion of the Tenant. Tenant’s consent to any request for changes shall be deemed granted in the event that Tenant fails to respond within thirty (30) days of Landlord’s written request for approval therefor; (b) all rights to access, all service areas (except that Tenant shall be entitled to the exclusive use of one (1) existing tailboard loading dock and one (1) additional tailboard loading dock is to be constructed by Landlord pursuant to Article III hereof, specifically at Landlord’s cost), drainage of surface water runoff, including, without limitation, storm drainage systems and detention areas, (c) all grades, driveways, roadways, sidewalks and footways, lighting systems and traffic flow patterns, (d) all parking areas designated as common or visitors parking areas for use of the entire Park, if any, (e) all rights appurtenant to the Lot created in or conveyed by the deed to Landlord, if any, (f) all means of access to and from the Building to the Common Areas, including, without limitation, all sidewalks, roads, driveways and the like, and (g) all utility lines, electricity, water and sewage disposal.

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, and subject to the preceding paragraph, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, Building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility, provided that (i) substitutions are substantially equivalent or better, and (ii) such fixtures and equipment are placed above Tenant’s ceilings, behind its walls and below its flooring.

 2.2           TERM

To have and to hold for a period (the "Term") commencing on the Term Commencement Date determined in accordance with Section 3.2 (which said date is at times being hereafter referred to as the "Commencement Date") and continuing until the Term Expiration Date, unless sooner terminated as provided in Sections 3.2 or 7.1, in Article IX or in Exhibit C, or unless extended pursuant to Exhibit F.  In no event shall the Term commence earlier than January 1, 2008.

ARTICLE III
CONSTRUCTION

3.1           INITIAL CONSTRUCTION

3.1.1        LANDLORD’S WORK

Landlord shall fully construct (i.e. turnkey) the improvements, in accordance with the Outline Specifications attached hereto as Exhibit B and the Conceptual Layout attached hereto as Exhibit O (collectively, the “Landlord’s Plans” and all of such work being collectively referred to as the “Landlord’s Work”) and pursuant to Landlord’s obligations as set forth herein.

Landlord and Tenant hereby acknowledge and agree that no amendments, modifications or changes shall be made to the Landlord’s Plans without Tenant’s prior written approval in each instance, which such approval shall not be unreasonably withheld or delayed; provided, however, no such prior approval of Tenant shall be required if the proposed amendments, modifications or changes are (i) non-material in nature, (ii) replaced by substantially equivalent or better items and at all times equal to or better than that of similar quality  industrial buildings customarily constructed by Landlord’s general contractor, and (iii) do not adversely affect the Premises.  Without limiting the foregoing, Landlord shall exercise reasonable efforts to provide Tenant with prior written notice of all proposed amendments, modifications or changes to the Landlord’s Plans.

Landlord shall cause the Premises to be completed in accordance with Landlord’s Plans, all of such work to be performed by Landlord’s general contractor, Gutierrez Construction Co., Inc., at Landlord’s sole cost and expense.  Further, all necessary space and architectural planning for the Landlord’s Work and the Tenant’s Improvements as hereinafter provided, shall be provided by Landlord, at Landlord’s cost.  The Tenant may request changes to Landlord’s Work by altering, adding to, or deducting from Landlord’s Work as set forth in the agreed form of Landlord’s Plans (each such requested change, if not withdrawn by Tenant in accordance with the procedure set forth below, is referenced to herein as a “Change Order”).  A Change Order requested by Tenant in Landlord’s Work may result in Tenant Alteration Delay Days (as hereinafter defined), in accordance with and subject to the terms and conditions set forth below.  The number of “Tenant Alteration Delay Days” are defined as and shall be calculated by determining the actual number of days as reasonably certified by Landlord and Landlord’s Architect that the Term Commencement Date was delayed by such alterations or additions set forth in a Change Order, giving due consideration to Landlord’s obligation to use diligent efforts to accelerate construction to make up for lost time due to delays.  Within five (5) business days after receipt of a Change Order requested by Tenant, Landlord shall notify Tenant (each, a “Landlord’s Change Order Notice”), in writing, as to whether such requested Change Order (i) may result in Tenant Alteration Delay Days, and therefore an adjustment in the Scheduled Term Commencement Date and/or (ii) may result in Additional Cost (as hereinafter defined).  Each such Landlord’s Change Order Notice shall specify the Tenant Alteration Delay Days (including the adjustment in the Scheduled Term Commencement Date) and the Additional Cost which may result from the requested Change Order.  Within not more than three (3) business days after receipt of Landlord’s Change Order Notice, Tenant may elect either (i) to withdraw the requested Change Order (in which event there shall be no Tenant Alteration Delay Days (and thus no adjustment in the Scheduled Term Commencement Date) or any Additional Cost on account thereof, as so specified in Landlord’s notice to Tenant, or (ii) to maintain the request for the Change Order, and in such event, the Tenant Alteration Delay Day(s) (including the adjustment in the Scheduled Term Commencement Date) and the Additional Cost shall be calculated as set forth in Landlord’s Change Order Notice.  If Tenant fails to either withdraw or maintain the request for the Change Order as outlined in sections (i) and (ii) above, the Change Order will be deemed withdrawn.  Landlord agrees to use reasonable efforts to notify Tenant, simultaneously or forthwith upon submittal of a Change Order by Tenant, if Landlord has knowledge or a reasonable basis to believe that a Tenant Alteration Delay Day(s) will likely result if such Change Order is processed, regardless of whether or not it may be withdrawn by Tenant as permitted hereunder.  As used herein, “Additional Cost” shall mean the cost specified in Landlord’s Change Order Notice (i.e. estimated to be the Additional Costs).  As used herein, “Net Additional Cost of Landlord’s Work” shall mean the aggregate of all costs specified in Landlord’s Change Order Notices with respect to Change Orders which are not withdrawn by Tenant as aforesaid, less any appropriate credits for any Landlord’s Work deleted. The Net Additional Cost of Landlord’s Work shall be due and payable by Tenant to Landlord upon completion of the work and within thirty (30) days of receipt of Landlord’s invoice therefor (containing reasonable back-up documentation as may be requested by Tenant), but in any event prior to the Term Commencement Date.

Any changes to the Landlord’s Plans after the approval of the Landlord’s Plans, as aforesaid, shall be in accordance with the form of work Change Order attached hereto as Exhibit K.

Upon commencement of Landlord’s Work, Landlord and Tenant hereby further agree, each acting reasonably and in good faith, to attend and participate in construction meetings, as are necessary, with Landlord’s general contractor’s construction manager(s) during such construction process.

All of the initial Tenant improvements, changes and additions shall be part of the Premises (and shall remain therein at the end of the Term), except for Tenant’s business fixtures, demonstration equipment, clean room equipment, all items not set forth as Landlord’s Work in Exhibit “B”(including but limited to the Tenant Improvements set forth on Exhibit “O”), all other Tenant improvements, and all furnishings and equipment and personal property (which such personal property shall include without limitation, telephone or computer systems (but shall not include the cabling for such telephone or computer systems), all of which Tenant improvements , fixtures, equipment and personal property shall remain the property of the Tenant and shall be removed at the expiration of the Term).  All Landlord Improvements  shall be left in place unless otherwise agreed to in writing by Landlord and Tenant at the time of Landlord’s approval of the plans and specifications therefor.  Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph.

3.1.2        TENANT’S IMPROVEMENTS AND TENANT’S CONSTRUCTION WORK

A.           Tenant’s Improvements

Tenant shall be solely responsible for all costs and expenses associated with the specifications related to its “manufacturing, clean room and lab areas”, as noted on the conceptual layout attached hereto as Exhibit O, and the installation of specialty items, such as those systems necessary to operate said manufacturing processors, lab and clean room area(s) (i.e., supplemental cooling, HVAC, UPS, life safety, security equipment, etc) to be constructed within the Premises (the “Tenant’s Improvements”).  Landlord shall approve the contractor and all final plans associated therewith prior to any installation or construction by Tenant or its contractors.  All of such work shall be performed in accordance with and subject to the terms of Paragraph B below.  Further, Tenant agrees to satisfy any reasonable insurance requirements in customary limits and terms as requested by Landlord prior to the commencement of any such work.

B.            Tenant’s Construction Work

The following is the responsibility of the Tenant and will be completed by Tenant or its selected subcontractor(s) (hereinafter referred to as “Tenant’s Construction Work”), which shall include Tenant’s fixtures, furnishings, and equipment (and associated plans), vending, appliances, security, telephones, data cabling and/or wiring, and all else not included in Landlord’s Work as indicated in Exhibit B and shall be completed by and coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not materially damage the Premises or Lot or materially interfere with the operation of the Building or with any of Landlord’s construction work hereunder, including but not limited to the construction of the Landlord’s Work.  Tenant (including its contractors, agents or employees) shall have access to the Premises and may perform Tenant’s Construction Work on the Premises beginning forty-five days prior to the Scheduled Term Commencement Date (i) Tenant’s contractors, agents or employees work in a harmonious labor relationship with Landlord’s general contractor, (ii) reasonable prior written notice is given to Landlord’s general contractor specifying the work to be done, and (iii) no work, as reasonably determined by Landlord, shall be done or fixtures or equipment installed by Tenant in such manner as to materially interfere with the completion of Landlord’s Work being done by or for Landlord on the Premises.  Further, Tenant shall obtain, at its sole cost, any and all permits necessary in connection therewith and shall forward the same to Landlord prior to the commencement of construction hereunder.  Tenant shall, during the Term, be responsible for the maintenance and/or repairs of Tenant’s Improvements and Tenant’s Construction Work installed, including without limitation, supplemental air conditioning, UPS, computer room equipment, etc.  During the period of preoccupancy of the Premises by Tenant in connection with Tenant’s Construction Work prior to the commencement of the Term, no Fixed Rent or additional rent or other charges shall accrue or be payable, but otherwise such preoccupancy shall be subject to all the terms, covenants and conditions contained in this Lease.

3.2.          PREPARATION OF PREMISES FOR OCCUPANCY

Landlord shall perform the construction work set forth in the Landlord’s Plans, and, therefore, Landlord agrees to use diligent efforts to have the Premises ready for occupancy on the Scheduled Term Commencement Date.

Landlord and Tenant agree that time is of the essence, and Landlord agrees to use diligent efforts to accelerate construction to make up for time lost due to any delay.  Unless sooner terminated by Tenant pursuant to the provisions of this Section 3.2, the Term of this Lease shall commence on the date the Premises are deemed ready for occupancy as set forth below (the "Term Commencement Date").

The Premises shall be deemed “ready for occupancy” on the earlier of:

(a)
the date on which Tenant occupies the Premises for the Permitted Uses It being acknowledged that the work to be performed as set forth in Section 3.1.2 of this Lease shall not constitute occupation of the Premises ; or

(b)
the date on which the construction of all of the Landlord’s Work is Substantially Completed, as defined below, and Landlord has delivered to Tenant a permanent certificate of occupancy from the Town of Billerica or a temporary certificate of occupancy from the Town of Billerica, which specifically allows Tenant to use and occupy the Premises for all intended purposes and without limitation as to the use of the Premises and which is acceptable to Tenant’s insurance carriers, and which temporary certificate of occupancy is not conditional on the performance of any work other than the Punch List Work as defined below (which such date, subject to additional terms and provisions of this Section 3.2, shall hereinafter be referred to as the date of "Substantial Completion" or which such work shall hereinafter be referred to as “Substantially Completed”), however in no event shall this date be sooner than January 1, 2008.

Simultaneously therewith, Landlord shall provide Tenant with a list of minor items that are incomplete or not in conformity with such requirements, and which will not materially interfere with Tenant's use or occupancy of the Premises (collectively such minor items are referred to herein as the "Punch List Work").  Tenant shall have the right within thirty (30) days after Tenant's receipt of said list to identify additional items of Punch List Work, or, if such items are not reasonably discoverable within such time frame, then the provisions set forth in Section 3.7 shall apply, all of which shall be completed by Landlord within thirty (30) days after notice thereof from Tenant.  Landlord and Tenant hereby agree to resolve any disputes hereunder pursuant to the provisions of Section 3.6 hereof.

In addition, within sixty (60) days after completion of all such Punch List Work and all Tenant’s Construction Work (if applicable) by Tenant, Landlord shall forward to Tenant a final certificate of occupancy from the Town of Billerica.

The phrase “Tenant’s Delay” shall mean the aggregate number of days (excluding any days of delay caused by or resulting from Force Majeure) equal to the actual number of days that, notwithstanding its diligent and good faith efforts to complete construction by the Scheduled Term Commencement Date, the Landlord is delayed in completing its construction by the Scheduled Term Commencement Date due solely to (i) the failure of the Tenant to provide Landlord or its architect with information necessary for completion of the Landlord’s Plans, or (ii) a delay caused by Tenant performing the Tenant's Improvements and/or the Tenant’s Construction Work pursuant to Section 3.1.2 hereof, or (iii) a delay or stoppage requested in writing by Tenant, or (iv) the number of Tenant Alteration Delay Days resulting from Change Orders requested by Tenant pursuant to Section 3.1.1 hereof and not withdrawn by Tenant, then, subject to Tenant’s right to dispute the matter pursuant to Section 3.6 hereof, the Term Commencement Date shall be deemed to have occurred on the date, as certified in good faith by Landlord and its architect, that Substantial Completion would have occurred had there not occurred such Tenant's Delay, calculated by determining the number of days of Tenant’s Delay as aforesaid.

Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy on or before the Outside Delivery Date (as defined below) for whatever reason, Tenant may elect (i) to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after such notice, unless within such ten (10) day period Landlord delivers the Premises ready for occupancy as defined herein, in which event such notice of cancellation shall be rendered null and void and of no further force or effect, or (ii) to enforce Landlord's covenants to construct the Premises in accordance with the terms of this Lease.  In the event Tenant elects to enforce Landlord's agreement to construct the Premises in accordance with this Lease, Tenant shall also have the right to terminate this Lease if Landlord fails to complete the Premises  within such additional period of time from the date of Landlord's default as may be mutually agreed to by Landlord and Tenant.  The foregoing rights shall be the Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy as required hereunder, except that Landlord shall reimburse Tenant for all reasonable out-of-pocket costs properly documented for Tenant’s Construction Work (not to exceed $150,000 in the aggregate).

For purposes hereof, the Outside Delivery Date shall be deemed to refer to that certain date which is ninety (90) days following the Scheduled Term Commencement Date, as such date may be extended for a period equal to that of (i) any delays due to Force Majeure as defined in Section 3.5 hereof, (ii) the number of delay days caused by a Tenant’s Delay as hereinbefore determined.

3.2.1        PARTIAL OCCUPANCY AND RENT COMMENCEMENT

If the entire Premises are not ready for occupancy on the Scheduled Term Commencement Date, the Tenant may elect, but shall have no obligation to, occupy any portion or portions of the Premises which are ready for occupancy when, in Landlord's opinion, it can be done without material interference with remaining work. In such event, Tenant agrees not to materially interfere with Landlord's construction of the Premises.  In the event Tenant elects to take occupancy of a portion of the Premises, that portion shall be deemed ready for occupancy as to said portion on the date of occupancy of such portion and Tenant's obligation to pay Fixed Rent and additional rent shall commence on said date pro rata based on the square footage occupied compared to the total square footage in the Building.

3.3           GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant (or their respective subcontractors), shall be done in a good and workmanlike manner consistent with the quality generally used on other similarly situated buildings and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building.  Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.  Notice of said defects shall be in writing and shall be rectified by Landlord or Tenant, as the case may be, within thirty (30) days of the original date of notice.  Failure to provide notice hereunder shall not be the basis for any liability or for injury or damage caused by such defect of or waiver of right to cause any defect to be corrected.

3.4           REPRESENTATIVES

Landlord hereby acknowledges and agrees that only the Tenant’s Construction Representatives, as defined in Section 1.1, or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing, have the authority to act on Tenant's behalf and represent Tenant's interest with respect to all matters requiring Tenant's action in this Article.  No consent, authorization or other action by Tenant with respect to matters set forth in this Article shall bind Tenant unless in writing and signed by one of the aforementioned persons.  Landlord hereby expressly recognizes and agrees that no other person claiming to act on behalf of Tenant is authorized to do so.  If Landlord complies with any request or direction presented to it by anyone claiming to act on behalf of Tenant who does not have the title and position mentioned above, such compliance shall be at Landlord's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Tenant shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

Tenant hereby acknowledges and agrees that only the Landlord’s Construction Representatives, as defined Section 1.1 hereof, or any successors to either of them holding the same title or any other person delegated the authority from either of them in writing, have the authority to act on Landlord's behalf and represent Landlord's interests with respect to all matters requiring Landlord's action in this Article.  No consent, authorization or other action by Landlord with respect to matters set forth in this Article shall bind Landlord unless in writing and signed by one of the aforementioned persons.  Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of Landlord is authorized to do so.  If Tenant complies with any request or direction presented to it by anyone claiming to act on behalf of Landlord who does not have the title and position mentioned above, such compliance shall be at Tenant's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Article, and Landlord shall have the right to enforce compliance with this Article without suffering any waiver or abrogation of any of its rights hereunder.

3.5           FORCE MAJEURE

As used in this Article and elsewhere in the Lease, “Force Majeure” shall mean a time extension equal to that of any delays when the party required to perform the respective obligation is prevented from doing so, despite the exercise of reasonable diligence, and such delay is caused by:  (i) Acts of God, (ii) changes in government regulations, (iii) casualty, (iv) strike or other such organized labor difficulties, or (v) other acts reasonably beyond Landlord's control, but in no event shall the term include economic or financing difficulties.

3.6           ARBITRATION BY ARCHITECTS

Whenever there is a disagreement between the parties with respect to construction by Landlord of Landlord’s Work, such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) independent architect, such two (2) architects will then (within five (5) days of their appointment) appoint a third independent architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience.  Each architect shall establish within ten (10) days of their appointment the matter in dispute.  In case of any dispute with respect to dollar amounts or lengths of time or dates such as the date of Substantial Completion, the dollar amount or length of time or date shall be the average of the two closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architects’ determination excluded from such calculation.  In case of any dispute not involving dollar amounts or lengths of time or dates (i.e. the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute.  Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect.  During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner.  Each determination under this Section 3.6 shall be binding upon Landlord and Tenant.

3.7           WARRANTY OF LANDLORD’S WORK

Landlord hereby warrants and guarantees, at no extra cost to Tenant, that the Landlord’s Work shall be free from defects in workmanship and materials for a period of one (1) year after the Term Commencement Date.  Upon the expiration of said one (1) year period, Landlord shall assign to Tenant any and all warranties and guarantees with respect to Landlord’s Work and, to the extent that any such warranties and guarantees are not assignable, Landlord agrees to enforce the same for the benefit of Tenant, at Tenant’s sole cost and expense.  Tenant shall not be responsible to pay for any such warranties  or enforcement by Landlord against its own employees or against Gutierrez Construction Co., Inc. or against any of its other affiliates (including their respective employees).    Landlord agrees to repair, at its sole cost and expense any latent defects in Landlord’s Work promptly after receipt of notice therefrom from Tenant, provided that such notice from Tenant is received by Landlord within a period of one (1) year after the Term Commencement Date.  In connection therewith, Tenant shall notify Landlord promptly after it becomes aware of any such latent defects.  Any repairs or replacements or alterations to Landlord’s Work after said initial one (1) year period shall be chargeable to Tenant in accordance with and subject to the provisions of Section 4.2 hereof.

ARTICLE IV
RENT

4.1           RENT

Tenant agrees to pay, without any offset, adjustment, abatement, or reduction, except as expressly set forth herein in Article VII (entitled Casualty or Taking), Fixed Rent equal to 1/12th of the annual Fixed Rent set forth in Section 1.1 in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month occurring at the beginning or end of the Term, at the rate payable for such portion in advance. The term “Rent” shall at all times be used herein to mean Fixed Rent plus additional rent or any other monies payable under this Lease (including without limitation Section 4.2 hereof).

Notwithstanding the foregoing, Landlord and Tenant agree that so long as there is not then an uncured, continuing material Event of Default hereunder, Landlord shall abate the monthly Fixed Rent for the Premises from and after the second anniversary of the Term Commencement Date through the date which is two (2) months thereafter.  If Tenant at any time during such period materially defaults under this Lease beyond any applicable notice and cure periods as aforesaid, then any further abatement shall immediately cease.  During such two-month free rental period, Tenant shall be responsible to pay common area maintenance costs, real estate taxes and utility costs as hereinafter provided.

4.2	COMMON AREA MAINTENANCE COSTS AND REAL ESTATE TAXES

4.2.1         Common Area Maintenance - Tenant shall pay to Landlord as additional rent an additional payment on the first day of each month occurring during the Term hereof one-twelfth (1/12) of the amount of Common Area Maintenance Costs (as hereinafter defined) for each twelve (12) month period beginning on each January 1st occurring within the Term, as reasonably estimated by Landlord from time to time according to this Section 4.2 (Common Area Maintenance Costs are currently projected at $2.50/RSF).  The “Common Area Maintenance Costs” include the expenses in the following categories and shall be prorated in accordance with the prorations set forth within each category:

1.             Building and Lot Related Expenses shall be allocated to Tenant based on Tenant’s pro rata share of the Building, specifically 42.52% (the “Tenant’s Share”), and shall include the repairs and services set forth in Sections 5.1.1 (i.e. the services set forth in Exhibit D hereof, as applicable), 5.1.2, 5.1.3, and the insurance costs set forth in Section 5.1.6 of this Lease; maintenance of watertight integrity of the roof, windows and skylights of the Building (expressly excluding replacements of the structural components of roof or Building, including exterior walls and foundations); compensation and all fringe benefits, workmen’s compensation and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the exterior of the Building and Lot; maintenance and repair of utility, fire main and hydrant facilities, drainage facilities and Building sewer system; electricity for the HVAC units of the Building; maintenance of the Building entrance sign; maintenance, repair and striping, snow removal and sanding of the parking and loading areas and driveways of the Lot; fertilization, mowing of lawns, operation and maintenance of any lawn irrigation systems on the Lot and landscaping and care of shrubbery and general grounds upkeep of the Lot; changing of street lamp lights, walkway lights and parking lights on the Lot, and keeping the same in working condition; cost of maintenance, cleaning and repairs as aforesaid; payments to independent contractors under service contracts for operating, managing, maintaining and repairing the exterior of the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with similar contracts with unaffiliated third parties); and insurance premiums procured by Landlord on behalf of Tenant’s behalf as specified in Article V; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the exterior of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Common Area Maintenance Costs of the Building, or for other purposes as deemed reasonably proper by Landlord, the costs thereof as reasonably amortized by Landlord over the useful life in years of the capital item so installed in accordance with generally accepted accounting principles, consistently applied, shall be included in Common Area Maintenance Costs.  Notwithstanding the foregoing or any other language in this Lease to the contrary, Tenant shall not be charged for the replacement of the HVAC Units, roof, structure, or foundation of the Building, except to the extent caused by Tenant, or its employees, agents, contractors, licensees or invitees or for the work to be performed by Landlord as set forth in Exhibit “B”, and Landlord warrants and guarantees to keep the same free from defects at its sole cost and expense.  Landlord agrees that all of such services to be included in Common Area Maintenance Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation and management of comparable buildings in the Billerica area.

2.             Traffic Related Expenses, which shall be allocated to Tenant on the basis of Tenant’s Share of the ratio of the square footage of the Building to the aggregate square footage of all completed buildings, including the Building, within the Park, as such buildings are completed from time to time, shall include snow removal and sanding of common drives and parking lots, maintenance and repair of the Park entrance signs, maintenance and repair of Park lighting, , maintenance and repair of Park walks, and Park non-exclusive parking and any other traffic or common Park roadway or walk-way related maintenance and repair expenses;

3.             Landscaping/Drainage/Other General Office Park Related Expenses, which shall be allocated to Tenant on the basis of Tenant’s Share of the ratio of the square footage of the Building to the aggregate square footage of all completed buildings including the Building in the Park, as such buildings are completed from time to time, shall consist of the maintenance and repair of sewer, utilities, and drainage facilities, maintenance and repair of detention and fire main and fire hydrant facilities which service the Park generally and are not exclusive to any single building within the Park; fertilization, mowing, and operation and maintenance of lawn irrigation systems and landscaping, and care of shrubbery and general grounds upkeep of access drives, entrance areas and other such portions of the Park the landscaping of which actually and substantially benefit the Premises; and liability insurance costs for the Common Areas of the Park.

Notwithstanding anything to the contrary contained herein, in no event shall Common Area Maintenance Costs include the following:

(a)
Costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Park, including but not limited to legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses.

(b)
Costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Park (or any part thereof), costs of any disputes between Landlord and its employees, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants or adjacent property owners.

(c)
Costs of correcting defects in the Building or the Building equipment or replacing defective equipment solely to the extent such costs relate to items covered by warranties of manufacturers, suppliers or contractors or are otherwise borne by parties other than Landlord and for which Landlord receives reimbursement.

(d)	Costs of installations paid by or constructed for specific tenants or other occupants.

(e)	Interest, points, other finance charges and principal payments on mortgages, and other costs of indebtedness, if any.

(f)
All amounts which are specifically charged to or otherwise paid by any other tenant or other occupant of the Building or the Park, or for items or services which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement.

(g)	Any bad debt loss, rent loss or reserves for bad debts or rent loss.

(h)
Costs, expenses or judgments occasioned by casualty, injury or damage to the extent that such costs, expenses or judgments are, or are required, to be covered by insurance to be maintained by Landlord under this Lease (provided that all such costs, expenses or judgments not covered under such insurance as a result of any deductible amount shall be included in Common Area Maintenance Costs and costs for which Landlord is reimbursed by any tenant’s (including, without limitation, Tenant’s) insurance carrier.

(i)
The salary and indirect compensation (including, without limitation, all fringe benefits, workmen’s compensation, insurance premiums and payroll taxes) of any employee above the trade of building manager, and the wages and indirect compensation of any employee to the extent such employee devotes his or her time to property other than the Building.

(j)	Amounts, if any, paid as ground rental by Landlord.

(k)	Expenses related to third-party landlord-tenant disputes.

(l)
Expenses related to compliance by Landlord with laws existing as of the date of this Lease, including without limitation the American with Disabilities Act and the regulations of the standards thereunder, except to the extent that any such non-compliance was caused by Tenant or its employees, agents, contractors, licensees or invitees.

(m)	Expenses related to the replacement of the roof, structure, and foundation of the Building, except to the extent caused by Tenant, or its agents, contractors, licensees or invitees.

(n)	Expenses for utilities used by other tenants which are separately metered or submetered to such tenants.

Notwithstanding any provision of this Lease to the contrary, any capital expenditure made by the Landlord (other than the cost of any work performed by Landlord pursuant to Article III of this Lease except as otherwise provided in Article III), which are payable by Tenant as Common Area Maintenance Costs, shall be amortized with interest at a rate equal to the Prime Rate being charged by Bank of America or its successor, plus two percent (2%) over the expected life of the applicable capital improvement (or such lesser interest rate as actually paid by the Landlord to the lender or other parties providing such financing) and Tenant’s Share of that amortized amount shall be passed through to the Tenant on an annual basis.

Tenant shall be solely responsible for paying any and all utilities including, but not limited to electricity, water, gas and sewer, consumed in the Premises, and the electrical and gas bills shall be placed in the Tenant’s name and billed directly by the utility to Tenant.  Any utilities not placed directly in Tenant’s name shall be paid to Landlord in the manner set forth in Exhibit D hereof.  If Tenant fails to pay any such bills and such failure continues after written notice to Tenant and the expiration of the applicable grace period, Landlord shall have the right to pay such bills, and to recover such payment from Tenant with any interest and/or penalties chargeable thereon as additional rent.  Written notice to Tenant and the expiration of the applicable grace period as aforesaid will not be applicable in the case of emergency with respect to potential damage to persons or property.

Tenant recognizes that Landlord may retain the services of such independent contractors or affiliates as may be necessary for Landlord to fulfill its obligations hereunder.  The fees charged by such independent contractors or affiliates shall not exceed commercially reasonable, competitive market fees charged by unaffiliated third parties in the Billerica area.

Landlord shall provide to Tenant within one hundred twenty (120) days of the end of each calendar year an annual accounting, in writing, of actual Common Area Maintenance Costs for such calendar year, and Landlord shall maintain complete books and records relating to Common Area Maintenance Costs sufficient to verify these charges and Tenant, its accountants and agents shall have access to such books and records at reasonable times with prior written notice.  If the total of Tenant’s estimated payments on account of Common Area Maintenance Costs for such calendar year exceeds the actual Common Area Maintenance Costs for such year, Landlord shall repay to Tenant such excess within thirty (30) days after the delivery to Tenant of such annual accounting.  If the total of Tenant’s estimated payments on account of Common Area Maintenance Costs for such calendar year falls short of the actual Common Area Maintenance Costs for such year, Tenant shall pay to Landlord such shortage within thirty (30) days after Tenant’s receipt of such accounting.

Based on reasonable estimates of increases in costs covered by this Section, Landlord reserves the right to adjust the amount of Tenant’s estimated payments on account of Common Area Maintenance Costs annually at the time of such accounting effective on the first day of each calendar year during the Term hereof upon thirty (30) days' prior written notice to Tenant and upon providing Tenant with documentation supporting such estimates.  Any such change shall be effective retroactively to the first day of the calendar year during which the adjustment is made.  Notwithstanding anything contained herein, Landlord reserves the right to separately invoice Tenant for Tenant’s proportionate share of any actual Common Area

Maintenance Costs which exceeds the amount for such item in Landlord’s then current estimate of Common Area Maintenance Costs by greater than five percent (5%).  Any such change shall be effective retroactively to the first day of the calendar year during which the adjustment is made.  None of such Common Area Maintenance Costs shall exceed amounts which are charged for such expenses in the Billerica or Bedford, Massachusetts area for property of the same general type and size as in the Park.  Landlord agrees that all services to be provided as part of Common Area Maintenance Costs shall be obtained by Landlord at commercially reasonable, competitive market rates consistent with the operation of comparable buildings in the Billerica market.

4.2.2         Tax Expense - Tenant shall pay directly to Landlord, as additional rent, Tenant’s Share of real estate taxes assessed with respect to any period included in the Term hereof (on a pro rata basis at the beginning or end of the Term) attributable to the Lot and the Building and  improvements and any assessment, levy, penalty (arising directly from Tenant’s acts), imposition or tax (including any tax which may replace or be assessed in lieu of any of the foregoing), and any interest due thereon, assessed with respect to any period included in the Term by any authority and agency having the direct power to tax against the Lot and the Building (the "Tax Expense"); provided, however, (i) if the amount of any real estate taxes or any such assessment, levy, penalty (arising directly from Tenant’s acts or those of its employees, agents, contractors, or licensees), imposition or tax may lawfully be paid in installments, Tenant may pay such amount over the maximum period permitted by law, and only the portion of such amount  required to be paid with respect to any period in the Term shall be included in the Tax Expense for such period, (ii) if the Term includes a partial fiscal tax year at its beginning or end, the real estate taxes or any such assessment, levy, penalty (arising directly from Tenant’s acts), imposition or tax for such tax years shall be prorated according to the fraction of the total number of days in such tax year that are within the Term, and only such prorated portion shall be included in the Tax Expense, and (iii) Tenant shall have no obligation to pay any assessment, levy, penalty, imposition or tax arising out of a breach or violation by Landlord or any previous owner or occupancy of the Lot or the Building of any law or obligation.  The term "real estate taxes" means the real estate taxes, betterment assessments, water and sewer use rents, rates or charges, and such other governmental charges (other than income or similar taxes) and impositions which are or may be charged, levied, assessed, imposed or become due and payable with respect to the Lot, Building, and other improvements comprising the Premises.  All such payments shall be made no later than ten (10) days prior to the date when interest or penalty would accrue for non-payment or ten (10) days after Landlord provides Tenant with a copy of the real estate tax bill (and an invoice therefor), whichever is later.  If Landlord fails to deliver an invoice to Tenant so that Tenant is able to make such payments in a timely manner, Tenant shall not be obliged to pay any interest or penalty as a result of a late payment.  Tenant shall furnish to Landlord copies of such bills and receipts evidencing payment for Landlord's records, upon Tenant’s reasonable request.  Real estate taxes are currently estimated at $1.76/RSF based on the most recent tax assessment effective as of January 1, 2007.

Tenant shall also pay all personal property taxes for Tenant's personal property on the Premises or used in connection therewith.  To the extent permitted by law, Tenant shall pay, when due, taxes levied or assessed against Landlord by reason of this Lease on the rental or any other payment required to be made hereunder whether said taxes are assessed solely on the rental payment hereunder or jointly with other rentals collected pursuant to any law or ordinance now existing or hereafter enacted (other than taxes levied on the net income of Landlord derived therefrom as part of a state or federal income tax law applicable to Landlord's income, and any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, rent, inheritance, devolution, gift, estate, payroll or stamp tax by whatsoever authority imposed or howsoever designated or any tax upon the sale, transfer and/or assignment of Landlord's title or estate which at any time may be assessed against or become a lien upon all or any part of the Premises or this leasehold).  Notwithstanding the foregoing, Tenant shall have no responsibility for late payment penalty or interest if Tenant's payment was timely as above provided.

4.2.3         Tax Abatement - Tenant shall have the right to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such personal property taxes payable by it hereunder, including the right on behalf of, and in the name of the Landlord, to seek abatements thereto.  The Landlord shall reasonably cooperate with Tenant, at Tenant's sole expense, in any such contest or abatement proceedings.  Landlord may at any time elect to file such contest that Tenant has not previously filed or any tax bill, and thereafter shall have the sole right as to such tax bill to contest in good faith by appropriate proceedings diligently pursued the imposition or amount of any real estate taxes assessed against the Lot or the Building or such other taxes payable by Tenant hereunder, including the right to seek abatements thereto.  In such event, the Tenant shall reasonably cooperate with Landlord, at Landlord's sole expense, in any such contest or abatement proceedings.  Any tax abatement or rebate received shall be allocated to the parties in the same proportion as payment.

If Landlord shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Landlord in obtaining such rebate or abatement, Tenant’s Share of all of such net rebate or abatement relating to the Lot or the Building and all of such net rental amount relating to personal property taxes assessed against the Tenant's personal property shall be returned to Tenant to the extent that such rebate or abatement relates to payment made by the Tenant and not reimbursed by Landlord.  If Tenant shall receive on behalf of the Lot or the Building a rebate or abatement on any tax paid by Tenant, then after deducting therefrom any costs reasonably incurred by Tenant in obtaining such rebate or abatement, all of such net rebate or abatement related to the Lot, the Building or to personal property taxes assessed against the Tenant's property shall be retained by Tenant, as its sole property, to the extent such rebate or abatement relates to a payment made by Tenant and not reimbursed by Landlord.  The remaining portion of such net rebate or abatement shall promptly be returned to Landlord.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's annual accounting and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's annual accounting.  Without limitation, the obligation of Tenant to pay the Common Area Maintenance Costs and Tax Expense with respect to any fiscal year during the Term (or portion thereof) shall survive the expiration or earlier termination of the Term.

4.3           PAYMENTS

All payments of Fixed Rent and additional rent (including without limitation all payments set forth in Section 4.2 hereof) shall be made to Managing Agent, or to such other person as Landlord may from time to time designate in writing.  If any installment of rent, Fixed Rent or additional, or on account of leasehold improvements is paid after the due date thereof, at Landlord's election, it shall bear interest at the rate of eighteen percent (18%) per annum, (or, if lower, the maximum rate permitted by law) from such due date, which interest shall be immediately due and payable as further additional rent; provided, however, Landlord hereby acknowledges and agrees that Tenant shall have one (1) grace period of an additional five (5) days per each calendar year of the Term before which such interest shall be charged by Landlord.

ARTICLE V
LANDLORD'S COVENANTS

5.1           LANDLORD'S COVENANTS DURING THE TERM

Landlord covenants during the Term:

5.1.1	Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D;

5.1.2
Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional services to the Building and Lot upon reasonable advance request of Tenant, at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant;

5.1.3
Repairs - Except as otherwise provided in Article VII, except as resulting from Tenant’s negligence or misuse (or the negligence or misuse of Tenant’s employees, agents, contractors, licensees or invitees), except as resulting from settling or sagging within standard engineering tolerance (provided that the settling or sagging does not affect the surface or structural integrity of the Building or in any way materially affect the ordinary and customary use of the Premises, or any part thereof by Tenant), or except for damage or deterioration resulting from reasonable wear and damage, Landlord shall maintain, at its expense, the structural integrity of the Building, including but not limited to the roof, exterior walls, and windows and skylights.  Landlord shall, at Tenant’s expense apportioned pursuant to Section 4.2, also be responsible for (i) all exterior maintenance, repairs and replacements necessary to keep in good condition and working order all Common Areas of the

Park, and the trees, shrubs, plants, landscaping, parking areas, driveways and walkways on the Lot or elsewhere in the Park, including but not limited to, all lighting and other fixtures and equipment serving such parking areas, driveways and walkways,  and (ii) providing the services and performing the maintenance work set forth in Section 4.2 and Article VII hereof, and (iii) performing necessary repairs to maintain the watertight integrity of the roof, windows and skylights (exclusive of costs associated with replacing all or a portion of the roofing).   Landlord shall also maintain, repair and replace, in a timely manner, the HVAC equipment in the Building, such that it shall be in good operation condition throughout the Term and any contemplated extension herein provided, reasonable wear and tear excepted, and in connection therewith, Landlord shall warrant the useful life of any such equipment throughout the Term and shall perform all necessary repairs and replacements to maintain the watertight integrity of the Building, including but not limited to the roof, exterior wall, windows and skylights.  Landlord shall, in all instances regardless of the party responsible for payment, make all of such repairs and replacements necessary to maintain the foregoing in good condition and working order and in compliance with all laws and all costs and expenses therefor shall be chargeable to Tenant subject to, and pursuant to, the provisions of Section 4.2 (including electricity for the HVAC units), except that Landlord shall be responsible for the replacement of the roof, structure, and foundation of the Building , all at Landlord’s sole cost and expense (except if the same is necessitated due to Tenant’s negligence or misuse as aforesaid, or in Section 6.1.15 to the contrary).  All other repairs and maintenance, except as specifically otherwise provided for herein, shall be the responsibility of Tenant on a proportional basis based on the Tenant’s Share in the Building.

In the event that Tenant gives notice to Landlord of a condition which Tenant believes requires Landlord’s repairs or a condition which, if left uncorrected, will necessitate Landlord’s repair, then, in accordance with the terms of this Section 5.1.3, Landlord shall respond promptly to investigate such condition, and, if such repairs are Landlord’s obligation hereunder, Landlord shall commence promptly to repair same and to diligently complete said repair.  Tenant agrees during the Term to provide Landlord notice as soon as reasonably possible of any condition known to Tenant which might require, or if left uncorrected will necessitate Landlord’s repair pursuant to this Section 5.1.3. Tenant shall have the right to require, at reasonable times and with reasonable notice, a representative of Landlord to inspect the Premises for repairs which may be the responsibility of Landlord;

5.1.4
Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof;

5.1.5
Landlord’s Compliance with Laws – Notwithstanding anything contained in this Lease to the contrary, throughout the Term, Landlord (and not Tenant) shall be required to make all repairs, replacements and improvements to the Premises, Building and Common Areas thereof and all systems and equipment therein and take such other action as may be required and restricted by all applicable laws, ordinances, rules and regulations of governmental bodies that apply to generally and not related to Tenant’s particular use of the Premises.  All reasonable costs and expenses incurred in connection therewith shall be part of Landlord’s Common Area Maintenance pursuant to Section 4.2, except as otherwise provided in this Lease (i.e. in Section 4.2.1);

5.1.6
Landlord’s Insurance - Beginning with the commencement of Landlord’s Work and thereafter throughout the Term, Landlord shall purchase and keep in force, broad-form commercial general liability insurance, or the equivalent then-customary form providing comparable coverages, written on an occurrence basis containing provisions adequate to protect the Landlord from and against claims for bodily injury, including death and personal injury and claims for property damage occurring within the Park and/or the Building, such insurance having body injury and property damage combined limits of not less than five million dollars ($5,000,000) per occurrence.  In addition, Landlord shall procure and continue in force during the Term, as the same may be extended hereunder, fire and extended coverage insurance, including vandalism, sprinkler leakage and malicious mischief, upon the Building on a full replacement cost basis, agreed cost value endorsement with agreed values for the Building and tenant improvements initially installed by Landlord, as determined annually by the Landlord’s insurer.  Landlord may, at its cost,  procure and continue in force during the Term, as the same may be extended hereunder, rental interruption insurance for twelve (12) months or the maximum amounts permitted.  All insurance required of Landlord pursuant to this Section shall be effected under policies issued by insurers or recognized responsibility (which are rated A or A+ by Best’s Rating Service or a comparable rating by an equivalent service).  The coverages required by this Section 5.1.6 may be provided by a single “package policy” or by a combination of “package policy” and umbrella but shall be on commercially reasonable terms and rates.  Tenant shall be responsible for notifying Landlord of any alterations, additions or improvements to be completed to the interior of the Premises for which Tenant intends Landlord to insure under this Section.  Notification shall include the cost and description of such work and the date on which coverage should commence; and

5.1.7
Landlord’s Indemnity - Landlord covenants and agrees to defend, with counsel reasonably acceptable to Tenant, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property on the Premises in the Building, on the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and reasonable expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees), arising from the gross negligence or gross misconduct of Landlord and not caused directly by the negligent acts or gross misconduct of Tenant.  In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or of any of Tenant’s employees, agents, contractors or licensees.

Except as specifically provided to the contrary in Section 4.2, Landlord shall charge Tenant under the provisions of Section 4.2 for the costs incurred by Landlord in connection with the services and/or repairs set forth in Section 5.1.1, 5.1.2, 5.1.3 (except as otherwise set forth therein to the contrary), 5.1.5 and 5.1.6 above.

5.2           INTERRUPTIONS

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot.  In case, notwithstanding Landlord’s diligent efforts in connection therewith, Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control (expressly excluding Landlord's financial inability), Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed.  Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant’s use and occupancy of the Premises.

Except as set forth in Article VII, the foregoing rights shall be Tenant’s sole remedy at law or in equity for the interruptions described in this Section 5.2.

ARTICLE VI
TENANT'S COVENANTS

6.1           TENANT'S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1
Tenant's Payments - To pay when due (a) all Fixed Rent and additional rent, (b)  all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) (c) directly to the utility provider (if not payable to Landlord), subject however, to Tenant’s right to contest and seek abatement thereof, all charges by public utility for telephone and other utility services (including service inspections therefor and the charges as may be imposed pursuant to Exhibit D hereof) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all reasonable charges of Landlord for services rendered pursuant to Section 5.1.1, 5.1.2, 5.1.3 (except as otherwise set forth therein to the contrary), 5.1.5 and 5.1.6 hereof;

6.1.2
Repairs and Yielding Up - Except as otherwise provided in Article VII and in Section 5.1.3,  and reasonable wear and damage or destruction by casualty or eminent domain excepted, to keep the interior, non-structural and non-building system elements of the Premises and all fixtures thereon and therein in good repair, operating condition and working order at Tenant’s cost and expense (including those maintenance and repairs to the Tenant’s Improvements and Tenant’s Construction Work as aforesaid); make and perform or cause to be made or performed all interior maintenance, repairs and replacements necessary to keep the Premises in such condition, including, without limitation, by their inclusion, interior repainting and replacement of glass damaged or broken and of floor and wall coverings torn or damaged.  Such tenant repair, maintenance and replacement obligations shall include, but not be limited to, the responsibility for any security system or communications systems within the Premises.  Landlord reserves its right to inspect the maintenance and repair and replacement of said systems, and if Landlord is reasonably dissatisfied with Tenant’s maintenance and repair and replacement of said systems, then Landlord, after notice and a reasonable opportunity to cure (except in the event of emergency), shall have the right to require Tenant to change maintenance contractors or assume such responsibility itself, at Tenant’s cost (i.e. chargeable under Section 4.2 hereof).

Tenant further covenants, at the expiration or termination of this Lease, peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant, the removal of which is required by agreement or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and leaving them clean and neat; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire reasonable cost and expense incurred by it by effecting such removal and disposition;

6.1.3
Occupancy and Use - Continuously, to use and occupy the Premises then demised to the Tenant (excluding any portions of the Premises subject to the assignments or subleases pursuant to the provisions of Section 6.1.6 hereof and excepting following a casualty or eminent domain event); to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents, unless Tenant agrees to pay such increased premiums and costs, and such use (if other than Permitted Uses) is approved by Landlord in advance;

6.1.4
Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building, Lot and Common Areas of the Park (and their facilities and approaches as further described in the Park Covenants attached hereto as Exhibit I), it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations; provided that (i) such Rules and Regulations are enforced in a non-discriminatory fashion, (ii) such Rules and Regulations do not materially interfere with Tenant’s use of the Premises and the Building Parking Area (as hereinafter defined in Section 10.14) and (iii) in the event of any conflict, this Lease shall prevail;

6.1.5
Compliance with Laws and Safety Appliances - To keep, from and after the initial installation thereof by Landlord, the Premises equipped with all safety appliances (exclusive of sprinkler systems and fire detection systems required by law) required by law or ordinance or any other regulation of any public authority because of any particular manner of use made by Tenant and to procure all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.  Tenant shall have the right, upon giving notice to the Landlord, to contest any obligation imposed upon it pursuant to the provisions of this Section 6.1.5, and provided the enforcement of such requirement or law is stayed during such contest and such contest will not subject the Landlord to penalty or jeopardize the title to the Premises or otherwise affect the Premises in any adverse way. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in the furtherance of such purpose;

6.1.6
Assignment and Subletting -Tenant shall have the right, subject to the requirement of obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Landlord, to assign this Lease or sublet the whole or any portion of the Premises, which assignment or sublease shall be only for the Permitted Uses, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.  No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee).    Such consent by Landlord to any of the foregoing in a specific instance shall be subject to the prior written approval of Landlord’s mortgagee(s).  Landlord’s consent shall not be treated as having been withheld unreasonably if, in connection with any such proposed assignment or subletting:  (i) the terms of the proposed assignment or subletting do not prohibit further assignments of the Lease or subletting of the Premises without the written consent of Landlord, the granting of which consent shall be subject to the terms and conditions hereof, and in any event shall not be unreasonably withheld or delayed; (ii) the use violates an exclusive use provision of the Park; and/or (iii) in connection with an assignment of this Lease, the assignee does not agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting without the written consent of Landlord.  Tenant hereby acknowledges and agrees that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold consent to a proposed request by Tenant for consent to assignment or subletting. No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance.  If an assignment or subletting is proposed to be made and Landlord’s consent is required as hereinabove provided, Tenant shall give Landlord prior notice of such proposal, which such notice shall include information on the proposed subtenant,(including creditworthiness information), a copy of a bona-fide letter of intent, a draft of a sublease document, and other items  that are relative factors relating to a Landlords reasonable determination of its approval, and it is understood that Landlord shall have a period of ten (10) days after the submission of such information by Tenant to make its determination whether Landlord’s approval is to be granted hereunder.  If Landlord does not respond within ten (10) days, the Tenants request for Sublease shall be deemed approved.

Notwithstanding any provision contained in this Lease, including the provisions in the preceding paragraph, no consent of Landlord or Landlord’s mortgagee shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the Premises, (i) to a subsidiary of Tenant, (ii) to a corporation or other entity into or with which Tenant has merged or consolidated or to which substantially all of Tenant’s stock or assets are transferred, (iii) to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or (iv) to any corporation or other entity with which Tenant is otherwise affiliated; provided that, in any of such events, (w) said Guaranty of Guarantor remains in effect, (x) said assignee or sublessee shall have a net worth, as of the date of the proposed transaction, that is equal to or greater than that of Tenant as of the date hereof (i.e. $3,000,000), as evidenced by a financial statement certified by the chief financial officer of Tenant, (y) Tenant shall remain primarily liable, and (z) such assignee agrees directly with Landlord by written instrument to be bound by all of the obligations of Tenant; in the event of any such assignment or subletting for which no consent by Landlord is required hereunder, Tenant shall not be obligated to share Rent Differential as hereinafter set forth.

If this Lease shall be assigned, or if the Premises or any part hereof shall be sublet or occupied by any person other than Tenant, Landlord may, only after the uncured Event of Default of the Tenant,  collect rent (or any amounts due to Landlord hereunder) from the assignee, subtenant or occupant and apply the net amount collected to the annual Fixed Rent, additional rent and all other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section 6.1.6, or acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this Lease on the part of Tenant to be performed.  Further, no liability hereunder of Tenant shall be discharged, reduced, released or impaired in any respect by any waiver, indulgence or extension of time which Landlord may grant to the then owner of Tenant’s interest in this Lease, whether or not notice thereof has been given or consent from Tenant has been obtained.

If Landlord approves a sublease or assignment, and said sublease or assignment is for a total rental amount which on an annualized basis is greater than the Fixed Rent and additional rent due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess rent, during the term of any approved sublease or assignment, as additional rent hereunder, in addition to the Fixed Rent and other payments due under this Lease, an amount equal to fifty percent (50%) of the positive excess between all fixed rent and additional rent received by Tenant under the sublease or assignment and the Fixed Rent and the additional rent due hereunder after Tenant has recouped its reasonable out-of-pocket expenses with respect to such sublease or assignment, including without limitation, real estate brokerage commissions, legal fees for tenant and those fees due reimbursement due Landlord ,  free rent, marketing costs and the costs of refurbishment and or subdivision  of the Premises for such sublease or assignment (the “Rent Differential”). In the event the sublease is for less than the full Premises hereunder, the above rent adjustment shall be equitably pro rated on a square foot basis.  Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or primarily on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

6.1.7
Indemnity -To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord  from any liability for injury, loss, accident or damage to any person or property occurring on the Premises, in the Building, on the Lot, or elsewhere in the Park, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees):  (i) arising from the negligent acts or gross misconduct of Tenant or any of Tenant’s employees, agents, contractors, subtenants, assignees, licensees or invitees and not caused directly by the negligent acts or gross misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.  In no event shall Tenant be obligated to indemnify Landlord for any willful or negligent act or omission of Landlord or any of Landlord’s employees, agents, contractors or licensees.  The covenants and indemnifications set forth in this Section 6.1.7 shall survive the expiration or earlier termination of this Lease;

6.1.8
Tenant's Liability Insurance - To maintain, throughout the Term, public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and, upon written request therefor, to furnish Landlord (and/or its mortgagees) with certificates thereof, prior to occupancy hereunder, evidencing such coverage and providing that the insurance indicated therein shall not be cancelled without at least thirty (30) days prior written notice to Landlord.  Landlord and its mortgagee shall be named as additional insureds on such policy.  Further, Tenant’s current $5M umbrella policy is acceptable to Landlord;

6.1.9
Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

6.1.10
Landlord's Right of Entry - Upon not less than twenty-four (24) hours prior notice (except in the event of emergencies), to permit Landlord and Landlord's agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or other improvements visible outside the Building not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term with reasonable prior notice and to prospective purchasers and mortgagees at all reasonable times with reasonable prior notice;

6.1.11
Loading - Not to place a load upon the Premises exceeding 250 pounds per square inch; and not to move any safe, vault or other heavy equipment, with the exception of the equipment and tools which are produced by the tenant in it’s normal course of business, in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

6.1.12
Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by any party claiming under Tenant, to pay, as additional rent, all actual third party reasonable costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay all such reasonable costs and fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.13
Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant (including Tenant’s Improvements) and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or on the Lot shall be at the sole risk and hazard of Tenant, except for Landlord's gross negligence or willful act or omission, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except if caused directly by Landlord’s gross negligence or willful misconduct;

6.1.14
Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and within ten (10) days after Tenant's receipt of notice thereof, to discharge or bond over any such liens which may so attach;

6.1.15
Changes or Additions - Not to make any material changes or additions to the Premises without Landlord's prior written consent, which such consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Tenant may, from time to time, at its own cost and expense and without the consent of Landlord, make non-structural alterations, additions or improvements to the Premises, so long as they do not affect any of the mechanical, electrical or plumbing systems of the Building (collectively herein called “Alterations”) whose cost in any one instance is Fifteen Thousand Dollars ($15,000.00) or less, provided that Tenant first notifies Landlord in writing of any such Alterations.  If Tenant desires to make any Alterations costing in excess of Fifteen Thousand Dollars ($15,000.00) in any one instance or any other alteration, including any structural alteration or alteration affecting any of the mechanical, electrical or plumbing systems or life safety systems of the Building, Tenant must first obtain the consent of Landlord thereto, which consent shall not be unreasonably withheld or delayed.  If Landlord reasonably concludes that the Alterations involve any construction, alterations or additions requiring unusual expense to readapt the Premises to warehouse or manufacturing use on the Term Expiration Date, Landlord shall notify Tenant in writing at the time of approval that such re-adaptation will be required to be made by Tenant prior to such Term Expiration Date without expense to Landlord.

If Tenant desires to make any structural or roof alteration, Tenant must first obtain the consent of Landlord thereto which may be withheld in Landlord’s sole discretion. If Landlord consents to alterations affecting such structural components or the roof, Landlord, at its option, shall be relieved of further maintenance, repair and replacement responsibility for the structural components or the roof, as applicable, affected by such alterations, and Tenant shall assume such responsibility, with respect to that portion of the structural components and/or roof (in its entirety), if any, to which such consent relates, except that Landlord agrees upon request of Tenant to have such alterations performed by Landlord or a contractor hired by Landlord, at Tenant’s expense, in which event Landlord shall not be relieved of any responsibility it may have to the component to be altered.  If Tenant desires to make any alterations to the exterior of the Building or the Lot, Tenant must first obtain the prior written consent of Landlord thereto, which may be withheld in Landlord’s sole discretion.

Any and all alterations, other than any Alterations, shall be performed by GCCI at cost plus ten percent (10%) as defined in Article III above, unless Landlord elects not to so perform the same in which event such alterations shall be done by any contractor chosen by Tenant, provided any such contractor is reputable, bondable by reputable bonding companies, carries the kind of insurance and in the amounts set forth herein, and will work in harmony with Landlord’s contractors and laborers in the Building.  Notwithstanding the foregoing, no such bonding is required for interior, non-structural, non-roof, non-mechanical Alterations.

Tenant in making any alterations, including Alterations if applicable, shall cause all work to be done in a good and workmanlike manner using materials substantially equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law.  Tenant shall obtain or cause to be obtained and maintain in effect, as necessary, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the alterations, including the Alterations.  Landlord shall cooperate with Tenant in the obtaining thereof and shall execute any documents reasonably required in furtherance of such purpose, provided any such cooperation shall be without expense and/or liability to Landlord, unless Landlord elects to have GCCI perform the same in which event it agrees to comply with the foregoing provisions, and other provisions set forth herein applicable to Tenant’s contractor.

At least annually if such Alterations or any other alterations hereunder have occurred during the past calendar year, Tenant shall furnish to Landlord as-built sepias and, if applicable, operating manuals, or, at Landlord’s option and only if Tenant’s computer system is compatible with that of Landlord’s, computer disk specifications compatible with Landlord’s computer system of the work done by Tenant during such past year and copies of all permits issued in connection therewith.

Tenant shall have its contractor procure and maintain in effect during the term of such alterations, including Alterations, satisfactory insurance coverages with an insurance company or companies authorized to do business in the Commonwealth of Massachusetts, and shall, upon Landlord’s request, furnish Landlord with certificates thereof;

6.1.16
Holdover - To pay to Landlord two hundred percent (200%) the total of the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof.  Notwithstanding the foregoing, Landlord agrees that during an initial holdover not to exceed ninety (90) days, then only one hundred and fifty percent (150%) of the total Fixed Rent and additional rent shall be due and no damages.  At the option of Landlord, exercised by written notice given to Tenant while such holding over continues for more than ninety (90) days, such holding over shall constitute an extension of this Lease for a period of six months at a rate of one hundred and fifty percent (150%) of the total Rent.  The provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease;

6.1.17
Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other Hazardous Materials (as hereinafter defined) onto the Premises, the Lot or Park, except in accordance with the requirements of applicable laws and regulations.  Tenant shall not allow the storage or use of such substances or materials in any manner not permitted by law, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business.  Upon Landlord’s written request, Tenant shall furnish to Landlord an inventory of the identity of such substances or materials used in the ordinary course of Tenant’s business. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended  (collectively, the "Hazardous Waste Laws").  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if and only if the following conditions are satisfied; (i) if such requirement applies to the Premises and (ii) if an independent, reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that such release had been or is likely to have been solely and exclusively caused by Tenant or persons acting under Tenant.  If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge of belief regarding the presence of Hazardous Materials on the Premises.  In all events, Tenant shall indemnify Landlord in the manner provided in Section 6.1.7 of this Lease from any release of Hazardous Materials on the Premises, in the Building, on the Lot, or elsewhere in the Park to the extent caused by Tenant or persons acting under Tenant.  Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph.  The within covenants shall survive the expiration or earlier termination of the Term.

As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government.  The term “Hazardous Materials” includes, but is not limited to, any material or substance which is (i) designated as a “hazardous substance” pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (ii) defined as a “hazardous waste” pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (iii) defined as a “hazardous substance” pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyls, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and (xii) chemicals which may cause cancer or reproductive toxicity;

6.1.18
Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior or roof of the Premises or Lot, or elsewhere in the Park, any sign, decoration, lettering or advertising matter or any other thing of any kind.  Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times.

Tenant shall have the right, at its sole cost and expense, subject to applicable sign ordinances and to Landlord’s prior approval (which shall not be unreasonably withheld or delayed), to have installed a clean and professionally lettered panel, supplied by Tenant at Tenant’s expense, customary or appropriate in the conduct of Tenant’s business designating Tenant to such areas as reasonably approved by Landlord in advance (collectively, the “Tenant’s Signage). Landlord shall be responsible for installing Tenant’s Signage, at Tenant’s expense. Landlord shall use commercially reasonable efforts to have  the sign of another tenant in the Building to be moved to the other side of the walkway and to allow Tenant to erect a sign at least similar in size to this sign, at Tenant’s cost and subject to the provisions hereof.  Landlord shall not allow any future tenant to place a sign on the Building or otherwise on the premises larger than the sign Tenant is allowed to place on the Premises, without Tenant’s prior consent, not to be unreasonably denied (except that in no instance shall such sign be larger than the sign allowed for Tenant except if presently in existence).

Landlord and Tenant hereby further acknowledge and agree that Landlord shall, if so requested by Tenant, use reasonable efforts to obtain all necessary permits and approvals in compliance with local codes and ordinances for Tenant’s Signage, at Tenant’s sole cost and expense.  In no event shall Landlord be required to obtain such necessary permits and approvals therefor as a condition of Substantial Completion determined in accordance with said Section 3.2.  Tenant’s Signage rights hereunder shall be non-exclusive.  Tenant shall reimburse Landlord for the actual third-party reasonable costs and expenses incurred by Landlord in connection with obtaining said permits and approvals, including reasonable attorneys’ fees and disbursements.  Tenant agrees to cooperate with Landlord during the permitting process by (i) promptly executing the necessary documentation reasonably requested by Landlord, and (ii) by furnishing the same to Landlord promptly upon Landlord’s request, but in no event later than seven (7) days following Landlord’s request;

6.1.19
Tenant’s Authority - Tenant has the power and authority to enter into this Lease and perform the obligations of Tenant hereunder.  This Lease and all other documents executed and delivered by Tenant in connection herewith constitute legal, valid, binding and enforceable obligations of Tenant; and

6.1.20
Confidentiality - This Lease document is a confidential document by and between Landlord and Tenant and Tenant agrees that this Lease shall not be copied and distributed or circulated to any person(s) other than to such parties, and their respective mortgagees, successors or assigns, their legal counsel or their accountants or to any prospective sublessees and assignees or affiliates of Tenant, or to any prospective acquirers, investors, or lenders of Tenant, or to regulatory authorities, or to the directors, shareholders or officers of Tenant, or as required by law, without the prior written consent of Landlord.  All public announcements regarding this Lease prior to Tenant’s occupancy hereunder must be approved by Landlord and Tenant in advance.

ARTICLE VII
CASUALTY AND TAKING

7.1           CASUALTY AND TAKING

In case during the Term all or any substantial part of the Premises, and/or the Building Parking Area, or any part thereof, or both (i.e. in the case of a fire or casualty, requiring greater than nine (9) months to rebuild in Landlord’s reasonable judgment; or in the case of a condemnation or a taking, more than fifteen-five percent (15%) of the floor area of the Premises or any material part of the means of access thereto or more than fifteen percent (15%) of the Building Parking Area) are damaged by fire or any other casualty or by action of public or other authority in consequence thereof or are taken by eminent domain Landlord shall give prompt notice, (i.e. within thirty (30) days of the date of casualty or notice of taking by eminent domain) to Tenant (the “Landlord’s Notice”) and this Lease shall terminate either at Landlord's or Tenant’s election, which may be made by notice given to the other within thirty (30) days after the date of Landlord’s Notice,  which termination shall be effective (i) in the event of a casualty, not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination and (ii) in the event of eminent domain event, as of the date on which such taking becomes effective and Tenant is deprived of the use and enjoyment of the Premises, or part thereof, and/or the Expansion Building Parking Area, or part thereof.  If in any such case the Lease is not so terminated, Landlord shall proceed promptly and use due diligence to put the Premises, or applicable part thereof, and/or the Building Parking Area, or applicable part thereof, or in case of taking, what may remain thereof (excluding any items installed by Tenant which Tenant may be permitted to remove upon the expiration of the Term) into as near as possible to the condition and character thereof prior to such damage or taking, and in any event shall apply all insurance proceeds or eminent domain awards received by it toward such work, for use and occupation to the extent permitted by the net award of insurance plus any deductibles and such amounts as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award, and an equitable proportion of the Fixed Rent and additional rent  according to the nature and extent of the injury shall be abated until the Premises or such remainder and the Building Parking Area shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, an equitable proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and, if necessary, an appropriate adjustment shall be made to the Common Area Maintenance Costs and Tax Expense and other additional rent payable hereunder.

However, in the case of a casualty, if such damage is not repaired and the Premises, or portion thereof, and/or Building Parking Area or part thereof, are not restored to  the same condition as they were prior to such damage within nine (9) months from the date of the casualty, then Tenant, within thirty (30) days from the expiration of such nine (9) month period or from the expiration of any extension thereof by reason of any Tenant’s Delay (as defined in Section 3.2 hereof) and/or Force Majeure (as defined in Section 3.5 hereof and subject to the provisions set forth below) as hereinafter provided, may terminate this Lease by notice to Landlord and Landlord’s mortgagee(s), given in accordance with Section 10.3 hereof, specifying a date not more than thirty (30) days after the giving of such notice on which the Term of this Lease shall terminate.  Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to as near as possible the same condition as existed prior to such casualty during such period, not to exceed thirty (30) days, as specified in Tenant’s notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force or effect.  The period within which the required repairs may be accomplished hereunder shall be extended by (a) the number of days lost as a result of a Tenant’s Delay, as defined in and subject to the provisions of Section 3.2, with such term, however, relating to restoration or repair as referenced herein and not to the initial construction of the Landlord’s Work, and (b) the number of days lost as a result of Force Majeure, as defined in Section 3.5.

If less than a substantial part of the Premises or Lot, or portion thereof, and/or the Building Parking Area, or portion thereof (i.e. in the case of a fire or casualty, requiring less than nine (9) months to rebuild in Landlord’s reasonable judgment; or in the case of a condemnation or taking fifteen percent (15%) or less of the floor area of the Premises or any part of the means of access thereto or fifteen percent (15%) or less of the Building Parking Area) are damaged by fire or any other casualty or are taken by eminent domain, then Landlord shall give prompt notice (i.e. within thirty (30) days after the date of such casualty or the notice of taking by eminent domain) thereof to Tenant, which notice shall specify Landlord’s estimation of the time period within which such repairs shall be completed, and thereafter Landlord shall proceed promptly and with due diligence to the extent permitted by the net award of insurance plus any deductible amounts and such amount as Tenant may elect to make available for such work as hereinafter provided, or the amount of the eminent domain award.  In the event that Landlord fails to repair such damage and restore the Premises to substantially the same condition prior to such fire and other casualty within the time period as reasonably estimated by Landlord, but in no event greater than such nine (9) month period from the date of such casualty or notice of taking,  or any extension thereof permitted for delays lost due to any Tenant’s Delay and/or Force Majeure (as hereinbefore provided), then Tenant may terminate this Lease by written notice to Landlord and to Landlord’s mortgagee(s), as provided in Section 10.3 hereof, specifying a date not more than thirty (30) days after the giving of such notice on which the Term of this Lease shall terminate.  Notwithstanding such termination notice by Tenant, in the event that Landlord repairs such damage and restores the Premises to substantially the same condition prior to such fire or other casualty during such period, not to exceed thirty (30) days, as specified in Tenant’s notice, then such notice of termination given by Tenant to Landlord hereunder shall be null and void and of no further force and effect.  If less than a substantial part of the Premises and/or the Building Parking Area shall be so damaged, then Fixed Rent and additional rent and other sums due under this Lease (whether paid directly by Tenant or reimbursable to Landlord) shall be equitably abated until thirty (30) days after the Premises and/or the Building Parking Area are so restored as set forth hereunder.

Landlord’s architect’s certificate, given in good faith, shall be deemed conclusive statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Section, except in the event of disagreement between Landlord and Tenant relating to this Section, in which event the dispute resolution provisions of Section 3.6 shall apply.

Notwithstanding any language to the contrary, Landlord may construct “Replacement Parking” pursuant to the following:  If not more than fifteen percent (15%) of the Building Parking Area shall be so damaged, taken, appropriated, or condemned as aforesaid, then Landlord may elect to provide Replacement Parking and render Tenant’s notice of termination nugatory (if applicable) by, within thirty (30) days following the effective date of such destruction, taking, appropriation or condemnation, giving to Tenant notice in writing that Landlord will, at Landlord's expense, construct replacement parking spaces of the same quantity and quality and convenience as the parking spaces so taken, appropriated or condemned (i.e., Landlord using best efforts to locate the replacement parking spaces as close to the Expansion Building as possible).  Any of such Replacement Parking shall be constructed by Landlord within a reasonable time period following the effective date of such destruction, taking, appropriation or condemnation, but in no event later than ninety (90) days after the occurrence of such destruction, taking, appropriation or condemnation, it being agreed by Landlord and Tenant that such time period shall be extended to include weather-related delays as aforesaid, in which event such Replacement Parking will be completed as reasonably possible thereafter, Landlord agreeing to proceed promptly and with due diligence to complete construction of any Replacement Parking.  Landlord and Tenant acknowledge that if Landlord is prevented from performing the final paving for said Replacement Parking on account of weather, such final paving may be performed as soon thereafter as is feasible.  Such notice shall be accompanied by (A) a site plan showing (i) the location of the Replacement Parking spaces, and (B) an opinion from counsel for Landlord that such Replacement Parking may be constructed as-of-right under then applicable zoning and land use regulations.

 7.2           RESERVATION OF AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority.  Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.  It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures, other Tenant Improvements, installed by Tenant or anybody claiming under Tenant, at its own expense, inventory losses, and other tenant damages awarded in connection with any taking by eminent domain or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

7.3           ADDITIONAL CASUALTY PROVISIONS

(a)           Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property or other installations not originally installed by Landlord.

(b)           In the event of any termination of this Lease pursuant to this Article VII, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Term Expiration Date.  Tenant shall have access to the Premises at Tenant's sole risk for a period of thirty (30) days after the date of termination in order to remove Tenant's personal property except as prohibited by any applicable governmental agency or official.

(c)           Notwithstanding any language to the contrary contained in this Article VII, if all or any substantial part of the Premises and/or the Building Parking Area or any part thereof (as hereinabove defined), shall be substantially damaged by fire or other casualty or taken by eminent domain during the last two (2) years of the Term of this Lease or the last two (2) years of the Extended Term, then either Landlord or Tenant may terminate this Lease effective as of the date of such fire or other casualty or taking upon notice to the other as aforesaid, except that Tenant may render Landlord’s notice of termination null and void by exercising early its option to extend the initial Term of this Lease for five (5) additional years in accordance with Exhibit F.  In the event of such early exercise, Landlord and Tenant agree to determine the Fixed Rent for the Extended Term at least twelve (12) months prior to the commencement date of the Extended Term in accordance with and in the manner set forth in said Exhibit F.

ARTICLE VIII
RIGHTS OF MORTGAGEE

8.1           PRIORITY OF LEASE

Landlord shall have the option to subordinate this Lease to any future mortgagee or deed of trust of the Lot or Premises, or both ("the mortgaged premises"), provided that the holder thereof enters into a Subordination, Non-Disturbance and

Attornment Agreement (“SNDA”) substantially in the form attached hereto as Exhibit J (or such other form as mutually acceptable to Landlord and Tenant and Landlord’s mortgagee). Notwithstanding anything in the Lease to the contrary, as a condition precedent to the future subordination of the Lease to a future ground or underlying leases or to the lien of any mortgage, trust deed or other encumbrance (a “Mortgage”), Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any lender, mortgagee or lienholder of any Mortgage (a “Mortgagee”) who comes into existence after the date of this Lease.  Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.  Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, additional rent, or other sum due under the Lease for more than one (1) month in advance or (ii) any amendment or modification of the Lease made (except those made to document the exercise of an existing right granted to Tenant under the Lease) without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord) except to the extent such act or omission is continuing after Mortgagee obtains possession of the property and provided that Mortgagee is capable of curing such act or omission, (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).  Upon Tenant’s request, Landlord shall enter into a Landlord’s  Consent and Waiver or similar agreement required by any secured lender of Tenant or provider of leased or other financed capital equipment provider or lender on such terms as are commercially reasonable.

8.2           LIMITATION ON MORTGAGEE'S LIABILITY

Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord's obligations hereunder.  Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage.  Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord accruing after said entry, provided that a discontinuance of any foreclosure proceeding shall terminate the liability of the holder as Landlord.

8.3           MORTGAGEE'S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to the Substantial Completion of Landlord's obligations under Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within thirty (30) days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4           NO PREPAYMENT OR MODIFICATION, ETC.

No Fixed Rent, additional rent, or any other charge shall be paid more than thirty (30) days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee.  No assignment of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to make or accept any surrender, termination or cancellation of this Lease (excepting only in accordance with the provisions of this Lease) and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of which Tenant has received notice.

8.5           NO RELEASE OR TERMINATION

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given thirty (30) days prior written notice of Landlord's act or failure to act to Landlord's mortgagees of which Landlord has provided written notice to Tenant, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist, however, in no event shall such time extend beyond ninety (90) days from the date Tenant provides notice to Landlord's mortgagee(s) as aforesaid.

8.6           CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name.  Provided that such mortgagee agrees in writing, pursuant to an agreement substantially in the form of Exhibit J attached hereto, to assume the Landlord’s obligations hereunder, Tenant agrees on request of Landlord to execute and deliver from time to time an agreement substantially in the form of Exhibit J attached hereto which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7           SUBMITTAL OF FINANCIAL STATEMENT

At any time, but not more than annually during the Term of this Lease, within fifteen (15) days after request therefor by Landlord or Landlord’ mortgagee(s), Tenant shall supply to Landlord and/or any mortgagee of Landlord current financial statements, which such financial statements shall at least include a balance sheet and income statement, or such other financial information as may be reasonably required by any such party, which information Landlord shall treat as confidential information and not disclose to third parties, except to Landlord’s lenders and, if requested, by any governmental agency..

ARTICLE IX
DEFAULT

9.1           EVENTS OF DEFAULT BY TENANT

It shall be an “Event of Default” under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than seven (7) days, after notice thereof specifying such failure and that such failure may be an Event of Default hereunder; (ii) Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days after notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within one hundred and twenty (120) days; or (v) if a receiver becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within ninety (90) days; or (vi) such leasehold is taken on execution or other process of law in any action against Tenant; then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice  enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided.  After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2           TENANT'S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows:

(a)  to pay forthwith to Landlord, as compensation, a lump sum equal to the present value of the total rent reserved for the residue of the Term, discounted to the non- collable U.S. Treasury Bond rate nearest maturity to the Term Expiration Date less the Fair Market Rent for the Premises at the time of such default as determined pursuant to Exhibit P hereof.  In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below; and

(b) And, to the extent not received in (a) above (including Landlord’s inability to lease the Premises after using reasonable efforts to do so, as hereinafter provided, and Landlord is therefore unable to collect rental proceeds for the Premises) or to the extent Landlord elects, in its sole discretion, to proceed under this subparagraph (b) rather than subparagraph (a), as an additional and cumulative obligation, to pay punctually to Landlord all of the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Tenant under this subclause (b), Tenant shall be credited with: (i) any amount paid to Landlord as compensation as provided in subclause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord’s reasonable expenses in connection with such reletting, which shall consist of all repossession costs, brokerage commissions, fees for legal services, and any other expenses to repair the Premises to the condition which Tenant is obligated to maintain the Premises.

Landlord agrees to use commercially reasonable efforts to relet the Premises following termination provided, however, that Landlord: (x) may relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet same; (y) may make such alterations, repairs and decorations in the Premises as Landlord, in its reasonable judgment, considers advisable or necessary to relet the same, and (z) Landlord shall have no duty to relet the Premises to a prospective tenant who is also interested in leasing other space that Landlord (or its affiliate(s)) then has available in the Park, except that Landlord shall advise a prospective tenant of the availability of the Premises for rent where reasonable to do so.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and additional rent accrued under Article IV in the twelve (12) months ended next prior to such termination (or if the Term has not yet commenced, the Fixed Rent and additional rent that would be due for said time period) plus the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

ARTICLE X
MISCELLANEOUS

10.1          TITLES

The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2          NOTICE OF LEASE

Concurrently with the executing of this Lease, Landlord and Tenant have executed and recorded a notice of lease in the form attached hereto as Exhibit N.  If this Lease is terminated before the Term expires the parties will execute an instrument in such form acknowledging the date of termination.

10.3          NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing.  Communications shall be addressed, if to Landlord, at Landlord's Address with a copy to Gloria M. Gutierrez, Esq., The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address with a copy to Neil H. Aronson, Esq., Mintz Levin, One Financial Center, Boston, Massachusetts 02111, or at such other place as may have been specified by prior notice to Landlord.  Any communication so addressed shall be deemed duly served if actually received or delivery is refused at the foregoing addresses mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.4          BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership, said liability terminating as to future liability upon termination of such ownership and passing to the successor in ownership.  Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.5          NO SURRENDER

The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6          NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations or Park Covenants referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations or Park Covenants against any other tenant in the Park be deemed a waiver of any such Rules or Regulations or Park Covenants, as applicable.  The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver is in writing signed by Landlord.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same agreement or duty in a previous or subsequent instance, or any other agreement or duty.

10.7          NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8          CUMULATIVE REMEDIES

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9          PARTIAL INVALIDITY

If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.10        LANDLORD'S RIGHT TO CURE

If Tenant shall at any time fail to perform its obligation in accordance with the provisions of this Lease and Tenant does not commence the cure of such failure within thirty (30) days of notice thereof, and thereafter diligently prosecute such cure to completion (except in the event of emergency whereupon Landlord may immediately take action), then Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  All sums so paid by Landlord (together with interest at the rate set forth in Section 4.3 herein), and all necessary incidental reasonable third party costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.11        ESTOPPEL CERTIFICATE

Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than thirty (30) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing substantially in the form attached hereto as Exhibit G, certifying if true (and where not true, indicating where not true), as follows:  that this Lease is unmodified and in full force and effect; that except as set forth in this Lease, Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid.  Any such statements delivered pursuant to this Section 10.11 may be relied upon by any prospective purchaser or mortgagee or any prospective assignee of any such mortgagee.

10.12        WAIVER OF SUBROGATION

Landlord and Tenant mutually agree, with respect to any hazard which is covered by casualty or property insurance then being carried by them, or required to be carried hereunder (whether or not such insurance is then in effect) to release each other from any and all claims with respect to such loss to the maximum extent allowed by their respective insurance companies; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.  If extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium.

10.13        BROKERAGE

Tenant represents and warrants to Landlord, and Landlord represents and warrants to Tenant, that it has dealt with no broker, other than the Real Estate Broker listed in Section 1.1, in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by anyone, other than the Real Estate Broker listed in Section 1.1.  Landlord shall be responsible for, and agrees to hold Tenant harmless with respect to, all fees and commissions payable to such Real Estate Broker specified in Section 1.1.

10.14        PARKING

Tenant’s occupancy of the Premises shall include the use of parking spaces on the Lot (3.5 cars per 1,000/RSF), which such spaces are not exclusively designated and shall be used in common with all tenants of the Building and shall be referred to in this Lease as the “Building Parking Area” as shown on the plans attached hereto and made a part of Exhibit A.  Landlord shall not establish any exclusive parking spaces in the Building Parking Area (except for handicapped spaces required by law).

10.15        EXTERNAL STORAGE

Subject to the provisions hereinafter provided, Tenant shall have the right, at no additional charge, to place a nitrogen storage tank adjacent to the Building on the Lot and to connect the same via the necessary piping and to place a split chiller system on the Lot or roof of the Building, at Tenant’s sole cost and expense.  Subject to all applicable law, matters of title and the consent of Landlord and the first floor tenant, not to be unreasonably withheld, conditioned or delayed, Tenant has the right to install the same.  The size and location of the installation shall not be unreasonably withheld or delayed by Landlord.  Further, in connection with the chiller system, Landlord shall review the installation so as to confirm structural loading and size and the resulting impact on the roof.  All installations shall be in accordance with sound construction practices, and in accordance with applicable law, and in a good and workmanlike manner, and shall not materially interfere with other tenants of the Building or Park or decrease the number of parking spaces on the Lot.  The cost of any environmental review of the proposed equipment shall be at Tenant’s expense.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising (except as a result of the negligence or willful misconduct of Landlord, its agents, employees or contractors) from or out of the installation, use or removal of such equipment.  Upon expiration of the Term, Tenant shall be responsible for the removal of the tank and for repairing any damage caused therefrom.  In connection therewith, Landlord agrees, as part of the Landlord’s Work, to permit and install the concrete pads for the nitrogen tank, as set forth in the specifications attached hereto as Exhibit B (up to an allowance of $15,000, which has been included in the budget for the Landlord’s Work).  This Section shall survive the expiration or earlier termination of this Lease.

10.16        ACCESS

Subject to the terms and provisions of this Lease and all laws applicable to the Premises, Tenant shall have twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises (including the Building Parking Area).

10.17        ENTIRE AGREEMENT

This instrument contains the entire and only agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.  This Lease shall not be modified in any way except by a writing subscribed by both parties.

10.18        GOVERNING LAW

This Lease shall be governed by and construed and enforced in accordance with the laws and the Courts of the Commonwealth of Massachusetts.

10.19       ADDITIONAL REPRESENTATIONS

Landlord represents and warrants to Tenant, as of the date of execution of this Lease and upon Substantial Completion if so provided below, as follows:

(a)	that Landlord has the right and authority to enter into this Lease and grant Tenant possession of the Premises and other rights set forth herein;

(b)	that Landlord is the fee simple owner of the Lot;

(c)
that the Building, the Building Parking Area and the Lot will, at Landlord’s sole cost and expense, upon Substantial Completion and issuance of all necessary permits and approvals required to be obtained from any and all necessary governmental agencies prior to occupancy of the Premises by Tenant, including without limitation, a certificate of occupancy from the Town of Billerica, which allows Tenant to use and occupy the Building as herein provided, comply with all dimensional, use, parking, loading and other zoning requirements of the Town of Billerica, and all applicable building codes and governmental requirements, including without limitation the Americans with Disabilities Act (ADA);

(d)
all life safety systems serving the Building (including all bathrooms) will, at Landlord’s sole cost and expense, upon Substantial Completion and issuance of all necessary permits and approvals required to be obtained from any and all necessary governmental agencies prior to occupancy of the Premises by Tenant, including without limitation, a certificate of occupancy from the Town of Billerica, which allows Tenant to use and occupy the Building as herein provided, comply with all applicable building codes and governmental requirements; and

(e)
Landlord shall, at Landlord’s cost, upgrade the existing bathrooms located within the Premises.  Said upgrade shall include replacing the floor tiles, refinishing non-tiled walls with polymix, replacement of vanities and refinishing of damaged or chipped toilet partitions.

10.20       COVENANTS INDEPENDENT

Each provision hereof constitutes an independent covenant, enforceable separately from each other covenant hereof.  To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision.  Tenant acknowledges and agrees that Tenant’s obligation to pay Fixed Rent and additional rent is independent of any and all obligations of Landlord hereunder, with the result that Tenant’s sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance and/or damages, and not to deduct or set off Fixed Rent or additional rent or terminate this Lease.

ARTICLE 11
SECURITY

     Security in the amount of Three Hundred Thirteen Thousand Six Hundred Seventy-Six and 30/100 ($313,676.30) Dollars shall be delivered by Tenant to Landlord as follows:  (a) fifty (50%) percent within five (5) business days of the execution hereof by all parties, and (b) fifty (50%) percent upon receipt of Landlord’s notice that the Premises are ready for occupancy pursuant to Section 3.2 hereof; provided, however, that Tenant agrees to provide the balance of the Security Deposit hereunder prior to taking physical occupancy of the Premises (the “Security”).  Such Security shall be, at Tenant’s option, in the form of (i) cash, or (ii) in substantially the form of the sample Letter of Credit attached hereto as Exhibit H, and shall (a) name the Landlord as its beneficiary, (b) expire not less than one (1) year after the issuance thereof, and (c) be drawn on an FDIC-insured financial institution reasonably satisfactory to Landlord.  If the initial term of the Letter of Credit will expire, Tenant shall from time to time, as necessary, renew or replace or amend the original and any subsequent Letter of Credit no fewer than twenty-five banking (25) days prior to the expiry date of the Letter of Credit then held by Landlord, and if Tenant fails to renew or replace or amend said Letter of Credit by not later than twenty-five (25) banking days prior to expiry date, Landlord may draw upon such Letter of Credit and hold the proceeds thereof in an account as Security, without interest until Tenant provides to Landlord a replacement letter of credit complying with the requirements for the original Letter of Credit as set forth above.

     Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security to cure any continuing Event of Default, including any uncured default in connection with any arrearages of Rent, costs incurred by Landlord to repair damage to the Premises caused by Tenant, and any costs incurred by Landlord to repair (other than normal wear and tear or damage caused by Landlord, its agents or employees) the Premises upon termination of this Lease.  Following any such application of the Security, Tenant shall, within five (5) business days after receipt of written demand, restore the cash security or letter of credit to its full amount, as applicable.  Tenant shall not have the right to call upon Landlord to apply all or any part of the Security to cure any continuing Event of Default, but such use shall be solely in the discretion of Landlord.  If there is no continuing Event of Default, at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts then due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security, the balance of the Security, either cash or the Letter of Credit, as applicable, shall be returned to Tenant and in any event, within 30 days of expiration of the Term of this Lease and surrender of the Premises.  If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security to the transferee, Landlord shall notify Tenant of the assignment and thereafter have no further liability for the return of the Security.  If the Security is in the form of a Letter of Credit, Landlord shall have no further liability for the return of such Letter of Credit once the assignee has assumed Landlord’s obligations with respect to the return of the Letter of Credit and Landlord has notified Tenant of the assignment. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such grantee or transferee.  It is further understood that this provision shall also apply to subsequent grantees or transferees.  Upon request by Tenant, Landlord shall provide Tenant with a copy of the assignment and assumption or other written documentation that was entered into to effectuate the transfer of the Letter of Credit.  Landlord shall not be required to segregate the Security from its other accounts or to pay interest thereon, as aforesaid.

     In the event the Lease is assigned by Tenant, Tenant’s assignee may provide a replacement Letter of Credit and the original Letter of Credit held by Landlord shall be returned to Tenant, provided that such Letter of Credit shall remain subject to all of the terms and conditions of this Article 11.  Landlord shall deliver the original prior Letter of Credit to the prior tenant simultaneously upon the delivery of the replacement letter of credit by Tenant’s assignee or as soon as possible thereafter.

Notwithstanding anything herein to the contrary, commencing on the anniversary of the Term Commencement Date, and on each successive anniversary of the Term Commencement Date (each, a “Reduction Date”), if not automatically reducing, Landlord shall return the letter of credit to Tenant (without any drawing thereon), provided that Tenant has delivered a replacement (or amended) letter of credit, in an amount reduced by twenty (20%) percent from the amount of the original letter of credit on each Reduction Date, which replacement (or amended) letter of credit shall comply with the foregoing requirements, and after the reduction of the Security Deposit to twenty (20%) percent of the original balance, or Sixty-Two Thousand Seven Hundred Thirty-Five and 26/100 ($62,735.26) Dollars, Tenant shall not receive another reduction in the Security Deposit hereunder; provided, however, in the event that prior to any reduction of the Security Deposit hereunder, if on any Reduction Date, Tenant is unable to demonstrate a threshold of at least Seven Million Five Hundred

Thousand ($7,500,000.00) Dollars in cash on hand plus marketable securities (measured by financial statements as of the end of the most recent fiscal quarter preceding the relevant Reduction Date (the “Minimum Cash Threshold”) certified by Tenant’s chief financial officer and furnished to Landlord annually pursuant to Section 8.7 hereof) or otherwise as requested by Landlord, then Tenant shall not be permitted to reduce the Security Deposit for that applicable year.  In no event shall the Security Deposit reduce more than twenty (20%) percent in any one year or ever be less than said Sixty-Two Thousand Seven Hundred Thirty-Five and 26/100 ($62,735.26) Dollars, except that if the Tenant has completed an initial public offering raising gross proceeds of at least $25,000,000 (the “Qualifying IPO”) and, if the Tenant had not previously met the Minimum Cash Threshold in a prior fiscal year but meets the Minimum Cash Threshold after the Qualifying IPO, then the Security Deposit will be further reduced by Sixty-Two Thousand Seven Hundred Thirty-Five and 26/100 ($62,735.26) Dollars for each year that the Minimum Cash Threshold had not been met, but in no event shall the Security Deposit be less than twenty (20%) percent of the original balance, or Sixty-Two Thousand Seven Hundred Thirty-Five and 26/100 ($62,735.26) Dollars under any circumstances.  Further, in no event shall any reduction occur in the event that Tenant is then in default beyond all applicable notice and cure periods hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of this 31st day of August, 2007.

LANDLORD:

MIDDLESEX TECHNOLOGY CENTER
ASSOCIATES III TRUST

By:/s/ John A. Cataldo
John A. Cataldo, as Trustee of
said Trust, on behalf of himself and
his co-Trustee, and not individually,
hereunto duly authorized by all of the
beneficiaries of said Trust

TENANT:

NEXX SYSTEMS, INC.
a Delaware corporation

By:/s/ Phillip Villari

Name: Phillip Villari

Title: VP, Operations
Hereunto Duly Authorized

EXHIBIT A

Plans Showing Tenant’s Space, the Lot
(including the Building Parking Area) and the Park

 (SEE ATTACHED)

EXHIBIT B

Outline Specifications
NEXX Systems
TMTC#6
Scope of Work

Site:
1.	New loading dock door to be 10’x10’ in size.

2.	New concrete pad for nitrogen tank with fence. ($15,000 allowance)

Demolition:

1.	Existing drywall partitions, doors, frames and hardware where required in order to construct new ceiling high and deck high partitions as shown on Exhibit A-1 drawing dated 10/16/06.

2.	Remove all existing carpet and VCT flooring.

3.	Remove existing acoustical ceiling grid and tile in the following areas; loading dock, manufacturing, and clean room.

4.	Remove all existing 2x4 fluorescent light fixtures in areas noted above.

Drywall Partitions:

1.	Construct all ceiling high drywall partitions in office area to match existing per office layout shown on Exhibit A-1 drawing dated 10/16/06.

2.
Construct all deck high drywall partitions as shown on Exhibit A-1 drawing dated 10/16/06; in manufacturing areas.  Partitions to be constructed with 3 5/8" metal stud 16" on center with 5/8" sheetrock on both sides.

3.	Plywood to be installed on interior face of equipment chase wall. (8’-0” high)

Doors:

1.	All existing doors and frames are to remain or relocated.

2.
Furnish and install new wood doors with hollow metal K.D. drywall frames to include building standard hardware to match existing doors and hardware finish.  (all new doors if required to have passage sets)

Nexx Systems	Page 2
TMTC #6

Cabinets:

1.	Kitchen to receive new building standard upper and lower cabinets with plastic laminate counter top. (12 linear feet) with new stainless steel sink and faucet and new dishwasher.

Ceilings:

1.	Manufacturing and loading dock area to be left open to the deck above.

2.	Office area and labs to have new 2x2 mineral fissure acoustical tiles and grid system.

HVAC:

1.	Existing HVAC system shall remain and be modified as shown on
Exhibit A-1 drawing dated 10/16/07.

2.	Landlord will replace the existing rooftop units with new units of comparable size.

3.	I.T. Room to utilize existing split A/C unit; unit to be in good working order.

Electrical:

1.	Existing fire alarm and life safety systems to be revised per new tenant layout shown on drawing Exhibit A-1 dated 10/16/06 and in accordance with building code and fire requirements.

2.	Office area and labs to receive new 2x4 parabolic fluorescent light fixtures.

3.	Power to be provided per standard office requirements in all new constructed areas. All special power requirements will be at tenants cost.

4.	High bay areas to receive standard fluorescent strip fixtures.

5.	Special power drops and distribution for tenants manufacturing area isincluded. ($30,000.00) allowance.

6.	Power drops to cubicles is provided per plan.

7.	Dedicated electrical circuits to be provided in kitchen for microwave ovens.

Nexx Systems	Page 3
TMTC #6

Restrooms:

1.	Men’s and Ladies room to receive new tile floor, new VWC and new countertops and fixtures at sink area at Landlords expense.

Paint:

1.	All walls to get 2-coats of building standard egg shell latex paint. (Color to be selected by Tenant.)

2.	All new doors to receive a clear varnish finish.

3.	All frames to receive 2-coats of oil base semi gloss paint.

4.	Open ceiling areas shall be painted white.

5.	Existing VWC to be replaced with building standard VWC.

Flooring:

1.	All carpet areas to receive new direct glue down carpet at a cost of $22.50 per yd. installed. (Color to be selected by Tenant.)

2.	VCT flooring shall be provided in the manufacturing clean room and three labs to be manufactured by Armstrong Excelon Series.

3.	Vinyl base shall be provide in the carpet area and VCT areas.

Exclusions:

1.	All specialty systems (e.g. clean room, chillers and associated systems, nitrogen systems, specialty exhaust systems, sprinkler systems beyond existing)

2.	All system requirements associated with clean rooms and associated areas.

3.	Power wiring for any special equipment or outlets other than those specified in these Outline Specifications.

4.	Special floor finishes, other than those previously mentioned.

Nexx Systems	Page 4
TMTC #6

Exclusions (Cont.)

5.            Special wall finishes, other than those previously mentioned.

6.            Furniture, furnishings, etc.

7.
Security, intercom or sound system (beyond a key pad at the exterior door into the Expanded Building which shall be included within Landlord’s Work, the parties agreeing that Tenant shall be responsible to provide, at its sole cost, any interior security system so desired).

8.	Vending machines or provisions for such.

9.	Kitchen equipment.

10.	Movable partitions and systems furniture.

11.	Special exhaust systems.

12.	Underfloor duct systems.

13.	Drinking fountains, other than those specified.

14.	Special modifications required for a day care center, if any.

EXHIBIT C

EARLY TERMINATION

So long as there does not then exist an uncured, continuing Event of Default as defined in Section 9.1 of this Lease, Tenant may, at its sole option, terminate this Lease (the “Termination Option”), such termination to be effective on the fifth year anniversary of the Term Commencement Date (the “Early Termination Date”), by delivering notice of its election to terminate the Lease (the “Termination Notice”) to Landlord at least twelve (12) months in advance.  If Tenant fails to timely deliver its Termination Notice, Tenant will be deemed to have waived such Termination Option.  The Termination Fee shall be equal to the sum of the unamortized balance of all Landlord’s Transaction Costs as defined below.  If Tenant properly exercises its Termination Option in accordance with the foregoing, then this Lease shall automatically terminate as of the Early Termination Date without the necessity of any additional documentation. Within 30 days prior to the end of the Lease term, as modified, Tenant shall pay to Landlord $16.96/RSF (representing the  unamortized leasing transaction and the  construction costs  completed in the Premises, assuming an 8.5% interest  rate and four months Rent).

EXHIBIT “D”

LANDLORD’S SERVICES

I.           CLEANING

A.           Building Lobbies and Common Areas

1.	Entrance doors and partition glass to be cleaned nightly. Wipe down frames and fixtures as needed.

2.	Remove entrance mats and clean sand and dirt from pits and floors, clean and replace mats nightly.

3.	Floors to be swept and washed nightly. Maintain a high luster finish following manufacturer’s specifications.

4.	Walls to be dusted and spot cleaned as necessary, thoroughly washed twice a year.

5.	Empty and wipe clean trash receptacles nightly including exterior smoker’s stations.

6.	Dust, with treated cloth, security desks, window sills, directory frames, planters, etc., nightly.

7.	Clean director glass nightly.

8.	Vacuum all carpeted areas nightly, treat and spot clean stains, clean fully as needed.

9.	Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed weekly.

10.	Sweep all stairwells in building nightly and keep in clean condition, washing same as necessary.

11.	Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following:

(a)	Dust all pictures, frames, charts, graphs and similar wall hangings.

(b)	Dust exposed piped, ventilation and air conditioning grilles, louvers, ducts and high molding, as needed.

12.	Clean and maintain luster on ornamental metal work as needed within arm’s reach.

13.	Dust all drapes and blinds as needed.

14.	Wash and disinfect drinking fountains using a non-scented disinfectant nightly. Polish all metal surfaces on the unit nightly.

15.	Strip and wax all resilient tile floors yearly.

16.	Shampoo all common area carpets at additional contract price at least once per year.

B.	Common Lavatories – Nightly

1.	Empty paper towel receptacles, bag and transport waste paper to designated area, disinfect receptacle and add new liner.

2.	Empty sanitary napkin disposal receptacles, bag and transport waste, disinfect receptacle and add new liner.

3.	Refill toilet tissue, hand towel dispensers, and sanitary napkin dispensers.

4.	Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

5.	Wash, disinfect and wipe dry both sides of toilet seat using non-scented disinfectants.

6.	Wash and polish all mirrors, counters, faucets, flushometers, bright work and enameled surfaces.

7.	Spot clean toilet partitions, doors, door frames, walls, lights and light switches.

8.	Remove all cobwebs from walls and ceilings.

9.	Sweep and wash all floors, using proper non-scented disinfectants.

10.	Add water to floor drains weekly, disinfect monthly.

11.	Turn off lights.

II.            HEATING, VENTILATING AND AIR CONDITIONING

1.
Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM, and Saturday from 8:00 AM to 1:00 PM, if so requested by Tenant, by providing at least 24 hours notice.  HVAC services beyond the aforesaid hours of operation can be made available to Tenant, if so requested by Tenant, by providing at least 24 hours prior written notice and at a current cost of $25.00 per hour per unit.

2.	Maintenance on any additional or special air conditioning equipment, and the associated operating cost thereof, will be at Tenant’s expense and performed by the Tenant.

III.           WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.           SECURITY/ACCESS

Twenty-four (24) hour entry to the Building is available to Tenant and Tenant’s employees, after normal Building hours of operation.  Tenant shall have unrestricted access to its Premises at all times, and not just during normal building hours and operation.  All security within the Premises shall be the responsibility of the Tenant.

V.            BUILDING HOURS

Normal building hours of operation are Monday through Friday from 8:00 AM to 6:00 PM.  The Building operates on Saturday from 8:00 AM to 1:00 PM, with access to the Building subject to the provisions as outlined in Item V contained herein.  Except for the heating, ventilating and air conditioning system, which operates in accordance with the schedule as described in Item II contained herein, all Building systems, including but not limited to electrical, mechanical,  elevator, fire safety and sprinkler, and water, operates 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Landlord’s control.

VI.	CAFETERIA, VENDING AND PLUMBING INSTALLATIONS/INTERIOR LAVATORIES AND SHOWERS

1.
Any space to be used primarily for lunchroom or cafeteria operation within the Premises shall be Tenant’s responsibility to keep clean and sanitary.  Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing.  All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

2.
Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room, cafeteria or employee exercise area).

3.
All lavatories and showers located within the Premises shall be Tenant’s responsibility to maintain, repair and clean.  At Tenant’s request, Landlord shall perform the same at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant.

VII.          SIGNAGE

See Section 6.1.18 of this Lease.

VIII.         ELECTRICITY

Tenant shall pay for all electricity consumed in the Premises pursuant to Landlord’s reasonable estimate of the incremental electricity consumed within the Premises or, at Landlord’s option, pursuant to a separate meter installed by Landlord, at its sole cost.  Landlord shall invoice Tenant for the cost of Tenant’s electricity on a monthly basis, and Tenant shall reimburse Landlord, as additional rent, for such consumption within thirty (30) days upon receipt of Landlord’s invoice therefor.

Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided.  To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises.  In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, sub-meters, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord’s demand.

It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, public good charges, and other similar categories, and may also include a fee, commission or other charge by an unaffiliated broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity.  Landlord shall have the right to select the generator of electricity to the Premises and to purchase generated electricity for the Premises through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time, provided that such election results in Tenant paying a commercially reasonable rate for such electricity.  In no event shall the Landlord receive remuneration, directly or indirectly, from the generators of such electricity, without the prior written consent of the Tenant.

If Landlord successfully undertakes activities for the purpose of reducing Tenant’s operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all out of pocket costs and expenses associated with such actions (including, but not limited to, brokers’ commissions, legal fees and capital expenditures), as additional rent, if, as and when payment is made by Landlord with no profit to Landlord.

As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Premises or to the Landlord to be provided to the Premises, as the case may be.

IX.           OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications, and gas (if applicable).  Tenant shall pay for such consumption directly to the provider of such utilities.

VIII.         SIGNAGE

See Section 6.1.18 of this Lease.

EXHIBIT E

RULES AND REGULATIONS

1.
The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees, and visitors, or be used by them for any purpose other than for ingress and egress to and from the Premises.  The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time.

2.
No curtains, blinds, shades, screens, advertisements, or signs, other than those furnished by Landlord, shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord.  Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3.
Tenant shall furnish Landlord with keys or access devices for any security (door access) system provided and installed by Tenant, so long as the same has been approved by Landlord.  Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises, as long as Tenant provides keys to Landlord as aforesaid as these additional locks and bolts could prove to be a hindrance to Landlord providing building services, such as cleaning and maintenance.  Tenant must, upon the termination of its tenancy, remove all additional locks and bolts installed by Tenant, if any, which locks were not installed by Landlord, and restore all original door locks, and provide Landlord all Building keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable replacement cost thereof.

4.	Canvassing, soliciting and peddling in the Building, or on the Lot or in the Park is prohibited, and Tenant shall cooperate to prevent the same.

5.	Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Building or Park, if applicable.

6.	Tenant agrees that there shall be no smoking allowed anywhere in the Premises or Building or within fifty (50) feet of any entrance/exit doorways.

7.	No animals, with the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns.

8.
Tenant shall request (and require – i.e. by posting a sign or adding a covenant in the applicable service contracts) that in connection with any loading and unloading conducted on its behalf, or at its request, trucks (or waiting trucks) shall shut off their engines.

9.	No storage of trailers or trucks on the Lot (except that Tenant shall have the right to park truck(s) within the Building Parking Area).

 EXHIBIT F

OPTION TO EXTEND

The Tenant has the option to extend this Lease for one (1) successive five (5) year term ( “Extended Term”), the exercise of which shall automatically extend the term of this Lease without the necessity of additional documentation.  So long as there does not exist any Event of Default hereunder  at such time, the option to extend shall be deemed to have been exercised as to the Extended Term by Tenant's notification to Landlord that it elects to exercise its first option to extend at least nine (9) months but not more than twelve (12) months prior to the end of the initial Term hereunder.  The Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant’s obligations to pay Common Area Maintenance Costs and Tax Expense as set forth in Section 4.2, except that (i) there shall be no additional option to extend after the termination of the  Extended Term or the failure to exercise the option, whichever shall first occur, (ii) the annual Fixed Rent for the Extended Term shall be equal to ninety-five percent (95%) of the Market Rent (as defined in and determined in accordance with Exhibit P). Notwithstanding the foregoing, in no event, however, shall the annual Fixed Rent for the Extended Term be less than  the annual Fixed Rent and additional rent payable during the last year of the initial Term.

EXHIBIT G

ESTOPPEL CERTIFICATE

THIS CERTIFICATE is made to ____________________________ (the “Bank) with respect to a Lease between the Middlesex Technology Center Associates III Trust, as Landlord, and the undersigned, covering a building located at Building #6, 900 Middlesex Turnpike, Billerica, Massachusetts, such lease being dated August __, 2007, as amended by (list all amendments) (collectively, the “Lease”)

The undersigned has been advised that the Bank is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate.  In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank.  The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this Certificate in proceeding with the transaction described above.

The undersigned, for the benefit of the Bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

1.           The Lease is in full force and effect in accordance with its terms without modification or amendment, except as noted above, and the undersigned is the holder of the Tenant's interest under the Lease.  The Lease constitutes the entire agreement between the parties.

2.           The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the Premises are completed as required by the Lease.

3.           The undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease.

4.           The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease.

5.           The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

6.           The term of the Lease has commenced and is presently scheduled to expire on __________, ____.  If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this Certificate, been exercised.

7.           Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease.

8.           Each of the statements set forth in Paragraphs 1 through 7 are true, accurate and complete except as follows (state specifically any exception):

ATTEST:

NEXX SYSTEMS, INC.

By:
________________________
Witness

Its:

Date:

[UPDATE AS NECESSARY]

EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

DATE: DELIVERY BY COURIER SERVICE

BENEFICIARY:                                                                                           APPLICANT:

_________________________________                                          ____________________________________
_________________________________                                          ____________________________________
_________________________________                                          ____________________________________

AMOUNT:    USD $
EXPIRY DATE:                                                                           AT OUR COUNTERS IN _______________

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     IN YOUR FAVOR EFFECTIVE IMMEDIATELY, BY ORDER AND FOR THE ACCOUNT OF              FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF ________________________________________________ (USD ________) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON US AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY.

2.	A NOTARIZED STATEMENT FROM [INSERT LANDLORD] AS FOLLOWS:

"REFERENCE IS HEREBY MADE TO THAT CERTAIN LEASE (THE "LEASE") DATED                           , 200_ BETWEEN   AND ____________ AS LANDLORD (THE "LANDLORD").  I HEREBY CERTIFY THAT I AM AN AUTHORIZED REPRESENTATIVE OF LANDLORD OR PERMITTED TRANSFEREE AND FURTHER CERTIFY THAT:

(I)
EITHER (A) AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED AND REMAINS UNCURED, OR (B)  HAS NOT RENEWED, REPLACED OR AMENDED THE LETTER OF CREDIT BY NOT LATER THAN TWENTY-FIVE (25) BANKING DAYS PRIOR TO THE EXPIRATION THEREOF, IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION _ OF THE LEASE; AND

(II)	THIS DRAWING IN THE AMOUNT OF USD (INSERT AMOUNT, NOT TO EXCEED AVAILABLE CREDIT) REPRESENTS FUNDS DUE TO LANDLORD UNDER AND PURSUANT TO THE LEASE.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) TO ANY PERSON OR ENTITY THAT SUCCEEDS LANDLORD UNDER THE LEASE [AND TO                                     , AS THE HOLDER OF A FIRST MORTGAGE ON THE PROPERTY TO WHICH THE LEASE RELATES AND TO ANY PERSON OR ENTITY THAT SUCCEEDS                                  AS HOLDER OF THE FIRST MORTGAGE ON SUCH PROPERTY.]  TRANSFER OF THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED ONLY BY PRESENTATION TO THE ISSUING BANK OF THE ORIGINAL OF THIS LETTER OF CREDIT TOGETHER WITH AMENDMENTS, IF ANY, ACCOMPANIED BY A SIGNED AND COMPLETED TRANSFER CERTIFICATE IN THE

FORM ATTACHED HERETO AS EXHIBIT "A" AND PAYMENT OF A TRANSFER FEE EQUAL TO _________________________.  UPON SUCH PRESENTATION, THE BANK SHALL FORTHWITH TRANSFER THE LETTER OF CREDIT TO THE DESIGNATED TRANSFEREE, OR IF SO REQUESTED BY SUCH TRANSFEREE, ISSUE A NEW LETTER OF CREDIT TO THE TRANSFEREE IN THE SAME FORM AS THIS LETTER OF CREDIT.  THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

ADDITIONAL CONDITION:  PARTIAL DRAWINGS ARE ALLOWED.

ALL DOCUMENTS INCLUDING DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT(S).

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS CREDIT.

DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS:

ATTENTION: ___________________________.

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOTIATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500".

VERY TRULY YOURS,

AUTHORIZED OFFICIAL

Exhibit "A"

TO:      BANK                                            DATE:

RE:  LETTER OF CREDIT ISSUED BY:

               ______________________                                                              LETTER OF CREDIT NO.
ATTN:	AVAILABLE AMOUNT

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

YOURS VERY TRULY,

___________________________

_______________________________                                       ____________________________
(BANK)                                                                                           SIGNATURE OF
BENEFICIARY

AUTHORIZED SIGNATURE

EXHIBIT I

Landlord agrees with Tenant to enforce, or cause to be enforced, these Park Covenants with all due diligence to preserve the quality and appearance of the Park.

The Lot is approximately 11 acres and is located in the park known as The Middlesex Technology Center (hereinafter, together with any additions thereto, called the "Park") shown on the Plan of the Park attached hereto as Exhibit A and more particularly described therein and elsewhere in this Lease, as the same, including without limitation the Common Areas of the Park, may be amended by Landlord from time to time in accordance with and subject to the provisions of Section 2.1 of this Lease.

All lots of land comprising the Park (which lots, including without limitations the Lot, are individually called the "Parcel" and collectively the "Parcels") are subject to the following restrictions which shall bind the Middlesex Technology Center Associates III Trust ("Grantor") as owner of the Park and its successors in title.

A.
All parcels shall have facilities for parking, loading and unloading sufficient to serve any uses of the Parcels without using adjacent streets for such purpose.  On-street parking shall be prohibited.  All parking, trucking and vehicular maneuvering areas for a Parcel shall be contained within such Parcel.

B.	Intentionally Deleted.

C.	No open or outside storage shall be done on any Parcel, other than normal and customary trash compactors and containers on locations to be reasonably approved by Landlord in advance.

D.	Signs shall conform to the sign ordinances of the Town of Billerica. Any variance from such ordinance granted by the Town must also be approved by Grantor in the manner provided below in Section I.

E.
No condition or use of any Parcel will be permitted which is objectionable by reason of noise, odor, vibration, smoke, radiation, the hazardous nature of the use, or the violation of environmental laws or regulations adopted by the Town of Billerica, the Commonwealth, the Federal Government or any Court.

F.
All utilities serving a Parcel shall be placed underground, unless prohibited by the utility company.  Any exterior lighting on a Parcel shall either be indirect or of such controlled focus and intensity as not to disturb street traffic or the occupancy of any adjacent Parcel.

G.	The exterior appearance of any buildings in the Park, including landscaping thereon, shall be kept neat and orderly and free from litter.

H.
No building, exterior sign, fence, wall, exterior lighting or other structure shall be erected or allowed to maintain on any portion of the Park or exterior structural alteration or addition made, except pursuant to plans approved in writing by Grantor as to landscaping, parking and architectural conformity with existing buildings in the Park.

I.
The Grantor may from time to time by written instrument in recordable form grant variance from any one or more of these restrictions (except Restrictions E, G or H for which variances may not be granted) where the Grantor reasonably determines that the variance can be granted without substantial detriment to the intent and purpose of the restrictions and without substantial detriment to the Land, and portions of the Park theretofore built upon.

J.
Written approval by the Grantor as to any buildings, signs, structures, alterations, additions and landscaping approved by Grantor in good faith shall be conclusive evidence of compliance with these restrictions.  The Grantor agrees to furnish to any grantee such written instruments in recordable form as may reasonably be requested by the grantee as evidence of such compliance.

K.	The term "Grantor", as herein used, shall mean the Middlesex Technology Center Associates III Trust and any successors in title.

EXHIBIT J

NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND
SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this "Agreement") is made and entered into as of the _______ day of ___________________, _____, by, between and among WELLS FARGO BANK, NATIONAL ASSOCIATION (hereinafter referred to as "Mortgagee" or "Wells Fargo"), NEXX Systems, Inc. ("Lessee"), and Arturo J. Gutierrez and John A. Cataldo, Trustees of Middlesex Technology Center Associates III Trust, u/d/t dated April 20, 1982 and recorded with the Middlesex North Registry of Deeds in Book 2531, Page 657 ("Lessor").

RECITALS

A.          Mortgagee is the owner and holder of that certain Promissory Note dated as of ____________________, 20__ (the "Note") in the principal sum of and 00/100ths Dollars ($__,000,000.00), secured by a Mortgage and Security Agreement (the "Mortgage") and an Assignment of Leases and Rents (the "Assignment of Rents"), each of even date with the Note, which Mortgage constitutes a lien or encumbrance on that certain real property more particularly described in the attached Exhibit A (the "Property").

B.           Lessee is the holder of a leasehold estate covering a portion of the Property (the "Demised Premises") pursuant to the terms of that certain lease dated August __, 2007 and executed by Lessee and Lessor (the "Lease"). A copy of the Lease, certified as true and correct by Lessee, has previously been delivered to Mortgagee and has not been amended, modified or terminated as of the date hereof.

C.           Lessee, Lessor and Mortgagee desire to confirm their understanding with respect to the Lease, the Mortgage and the Assignment of Rents.

AGREEMENT

1.           So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Mortgagee during the term of the Lease or any extension thereof duly exercised by Lessee.

2.           Lessee hereby consents to the assignment by Lessor to Mortgagee of the Lease, as set forth in the Mortgage and the Assignment of Rents. If the interests of Lessor shall be transferred to and/or owned by Mortgagee by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by Mortgagee, or by any other manner, including, but not limited to, the institution of a receiver for the Property or Mortgagee's exercise of its rights under the Assignment of Rents, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Mortgagee were the lessor under the Lease, and Lessee does hereby attorn to Mortgagee as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee's succeeding to the interest of the lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Mortgagee until Lessee receives written notice from Mortgagee to do so. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, as modified hereby, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

3.           If Mortgagee shall succeed to the interest of the landlord under the Lease, Mortgagee shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

(a)           Liable for any act or omission of any prior lessor (including Lessor) or for any monetary damages incurred by Lessee in connection therewith or liable for any act or omission prior to Mortgagee's succession to title; or

(b)           Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor) or accruing prior to Mortgagee's succession to title; or

(c)           Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor(including Lessor) or prior to Mortgagee's succession to title and all such rent shall remain due and owing notwithstanding such advance payment; or

(d)           Bound by any amendment or modification of the Lease made without its consent and written approval; or

(e)           Required to restore the building or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Mortgage or acceptance by Mortgagee of a deed in lieu of foreclosure, in either instance prior to full restoration of the building.

Neither Wells Fargo nor any other party who, from time to time, shall be included in the definition of the term "Mortgagee" hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

4.           Subject to the terms of this Agreement (including, but not limited to, those in Section 2 hereof, the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.  Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Mortgagee of any of the terms, covenants, provisions or remedies of the Mortgage or the Assignment of Rents, whether or not consistent with the Lease.

5.           The term "Mortgagee" shall be deemed to include Wells Fargo and all of its successors and assigns, including anyone who shall have succeeded to Lessor's interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

6.           Lessor and Lessee represent and warrant to Mortgagee as follows: (a)that the Lease is presently in full force and effect and unmodified or changed; (b)that the term shall commence or did commence on or about January 1, 2008, and full rental will then accrue or is now accruing thereunder; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty (30)days in advance of its due date; (e) that no default or event, which with the giving of notice, passage of time, or both, would constitute a default, exists under said Lease;(f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder; (g) that the Lease constitutes the entire agreement between the parties and that Mortgagee shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises(other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Demised Premises.

7.           In the absence of the prior written consent of Mortgagee, Lessee agrees not to do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease (except that Mortgagee shall not unreasonably withhold its consent to any such amendment or modification), (c) voluntarily surrender the Demised Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, and (d) sublease or assign the Demised Premises (which consent shall not be withheld, provided that Tenant remains obligated under the Lease).

8.           In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Mortgagee and Mortgagee shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Mortgagee; provided, however, that in the case of any default which cannot with diligence be cured within said 30-day period, if Mortgagee shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

9.           So long as the Loan is outstanding, Lessee covenants to provide Mortgagee with all information, including, but not limited to evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease.

10.           So long as the Loan is outstanding, Mortgagee or its designee may enter upon the Property at all reasonable times to visit or inspect the Property and discuss the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Mortgagee or its designee may request (provided that Mortgagee shall not disclose such information to any third party except as required by law).

11.           Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

12.           This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. In the event of a conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall control.

13.           This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14.           All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lessor:                                                   The Gutierrez Company
One Wall Street
Burlington, MA 01803
Attention:  John A. Cataldo, Vice Chairman

Lessee:                                                   __________________________________
__________________________________
__________________________________
__________________________________

Mortgagee:                                           Wells Fargo Bank, National Association
Real Estate Group
101 Federal Street, 28th Floor
Boston, MA 02110
Attention: Manager, Loan Administration Department

With a copy to:                                    Wells Fargo Bank, National Association
Minneapolis Loan Center
783 Marquette Avenue, 10th Floor
Minneapolis, MN  55402
Attention: Disbursement Administrator

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other parties in the manner set forth hereinabove.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSEE:

NEXX SYSTEMS, INC.

By:  ______________________________________
Name:
Title:

STATE OF _______________________

COUNTY OF______________________

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that _____________________________, who is personally well known to me as, or satisfactorily proven to be, the person named as ____________________ of _______________________, in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this ______ day of ______________, 20__.

______________________________________
Notary Public

My Commission Expires:  _________________________

[SIGNATURES CONTINUED ON NEXT PAGE]

LESSOR:

MIDDLESEX TECHNOLOGY CENTER
ASSOCIATES III TRUST

By:  _______________________________________
John A. Cataldo, as Trustee
and not individually

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS.

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that John A. Cataldo,  who is personally well known to me as, or satisfactorily proven to be, the person named as named as Trustee of Middlesex Technology Center Associates III Trust  in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this ___ day of __________, 2007.

__________________________________________
Notary Public

My Commission Expires:  _________________________

[SIGNATURES CONTINUED ON NEXT PAGE]

MORTGAGEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  _____________________________________
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ____________

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that ________________________ who is personally well known to me as, or satisfactorily proven to be, the person named as of Wells Fargo Bank, National Association, in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him/her by said Agreement, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this ___ day of ____________, 2007.

________________________________________
Notary Public

My Commission Expires:  ________________________

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

The existing one (1) story building consisting of approximately 91,649 rentable square feet located at 900 Middlesex Turnpike, Billerica, Massachusetts (the “Original Building”), upon the lot identified as Lot 6B and Lot 6B1 on a plan entitled “”Revised Plan of Land in Billerica, Massachusetts” prepared for The Gutierrez Company, Scale 1” = 50’, dated March 8, 2005, which plan was recorded with said Deeds in Plan Book 218, Plan 100 (the “Lot”).

EXHIBIT K

FORM OF WORK CHANGE ORDER

(See Attached)

EXHIBIT L

INTENTIONALLY DELETED

EXHIBIT M

RIGHT OF FIRST OFFER

As long as there does not then exist an uncured, continuing Event of Default under this Lease, and Tenant is then leasing and occupying the entire Premises hereunder (other than permitted subleases), should Landlord lease or decide to lease, agree to lease, or accept any offer to lease space that becomes available during said period in the Building (collectively the “ROFO Space”), unless Landlord first affords Tenant an opportunity to lease such area in accordance with the provisions of this Exhibit M and only after written notice to Tenant.  Such notice shall contain the proposed essential terms with respect to such rentable area, the parties hereby agreeing that the rent shall be based on the Market Rent as described on Exhibit P hereto (Landlord’s summary thereof shall herein be referred to as the “Offer”).  Space shall be deemed to "become available" when Landlord is notified by the then current occupant of the space that it elects not to extend the term pursuant to any extension option(s) it may have, or elects to terminate early pursuant to any early termination option(s) it may have, or the existing lease expires or is otherwise terminated (e.g. in the case of a default pursuant to Article 9 hereof) and in either case Landlord determines to offer some or all thereof on the open market for lease.    Upon receipt of such notice and the Offer from Landlord, and provided further that there does not then exist an uncured, continuing Event of Default under this Lease, and provided further that the Tenant specified in Section 1.1 hereof is then leasing and occupying at least 80% of the entire Premises hereof, then Tenant shall have the right to lease all of  such space described in the Offer on the terms set forth in the Offer by giving notice to Landlord to such effect within ten (10) days after Tenant’s receipt of Landlord’s notice of such Offer.  If such notice is not so timely given by Tenant, then Landlord shall be free to lease the ROFO Space to any  third party at any time after the expiration of said ten (10) day period.   The non-exercise by Tenant of its rights under this Exhibit M as to any one Offer by Landlord shall be deemed to waive Tenant’s rights of first offer as to the rentable area described in the Offer, unless  Landlord and any third party fail to consummate a transaction within 180 days of the date of the Offer.

In the event that Tenant accepts Landlord’s offer to lease such rentable space within the ROFO Space, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable agreement amending, modifying or supplementing this Lease, specifying that such rentable area is a part of the Premises under this Lease and demising said premises to Tenant.  Such amendment shall also contain other appropriate terms and provisions relating to the addition of such rentable space to this Lease or the leasing of such rentable space, as applicable, and as mutually agreed upon by the parties, and shall be signed by Tenant and Landlord within twenty (20) days of receipt of the proposed agreement from the Landlord in the form as hereinabove required.  Notwithstanding the foregoing, said space shall be offered to lease to Tenant in “as is” condition.

Notwithstanding anything to the contrary in this Exhibit M, if Tenant notifies Landlord of its election to lease such rentable space within the ROFO Space and then fails to execute and deliver the required amendment to this Lease once the terms have been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit M, then (i)  Tenant shall be deemed to have waived its rights under this Exhibit M, (ii) Landlord shall have the unrestricted right to lease such space upon whatever terms and conditions are negotiated by Landlord in its sole discretion; and (iii) Tenant’s right of first offer as to rentable space within the ROFO Space hereunder shall terminate and be of no further effect.  The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination or waiver of Tenant’s first offer option hereunder.

Notwithstanding the foregoing, Tenant’s rights hereunder shall be subject and subordinate to any expansion or extension rights granted by Landlord in its sole discretion to the currently existing tenants of the Building.

EXHIBIT N

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the “Lease”) dated as of June, 2005 by and between Arturo J. Gutierrez and John A. Cataldo, as trustees of the Middlesex Technology Center Associates III Trust, u/d/t dated April 20, 1982 and recorded with the Middlesex North Registry of Deeds in Book 2531, Page 657 (hereinafter referred to as “Landlord”) and Nexx Systems, Inc. corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1.	The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803.

2.	The address of the Tenant is ____________________.

3.	The Lease was executed on _______________, 2007.

4.
The Term of the Lease is a period of seven (7) years and two (2) months beginning on the Term Commencement Date determined in accordance with Section 3.2 of the Lease, currently scheduled for January 1, 2008.

5.
Subject to the provisions of the Lease, the Tenant has the option to extend the Term of the Lease for one (1) five (5) year term pursuant to Exhibit F of the Lease, and to terminate the Lease at the end of the fifth year pursuant to Exhibit C of the Lease.

6.	The Tenant has a Right of First Offer with respect to space located in the Building, pursuant to Exhibit M of the Lease.

7.	The Lot and the Park, as such terms are defined in the Lease, are subject to the covenants and agreements contained in Exhibit I of the Lease.

8.
The demised premises is thirty eight thousand nine hundred sixty six (38,966) rentable square feet to be completed by Landlord prior to the Term Commencement Date, within the building known as Building #6, 900 Middlesex Turnpike, Billerica, Massachusetts 01821, and the areas of which are the subject of all appurtenant rights and easements set forth in Sections 2.1, 10.14 and 10.15 of the Lease.

9.
The deeds for the demised premises were recorded with the Middlesex North Registry of Deeds in Book 2465, Page 291, Book 2531, Page 662, Book 3257, Page 13, Book 3257, Page 16, and Book 18638, Page 220, and with the Middlesex South Registry of Deeds in Book 45026, Page 91.  The Lot is described on Exhibit A attached hereto.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference.  The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this ___ day of _____________, 2007.

LANDLORD:

MIDDLESEX TECHNOLOGY CENTER
ASSOCIATES III TRUST

By:    ____________________________________
John A. Cataldo, as trustee in his capacity
                             as said trustee and not individually

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this ____ day of____________, 2007, before me, the undersigned notary public, personally appeared John A. Cataldo, as Trustee of the Middlesex Technology Center Associates III Trust, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name are signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purpose.
(official seal)

By:  __________________________________
Notary Public
My Commission Expires:

TENANT:

NEXX SYSTEMS, INC.

By:

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

________________ County

On this ____ day of _____________, 2007, before me, the undersigned notary public, personally appeared _____________________, as ___________________ of NEXX Systems, Inc., proved to me through satisfactory evidence of identification, which was which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

                                       __________________________________________
Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

The existing one (1) story building consisting of approximately 91,649 rentable square feet located at 900 Middlesex Turnpike, Billerica, Massachusetts (the “Original Building”), upon the lot identified as Lot 6B and Lot 6B1 on a plan entitled “”Revised Plan of Land in Billerica, Massachusetts” prepared for The Gutierrez Company, Scale 1” = 50’, dated March 8, 2005, which plan was recorded with said Deeds in Plan Book 218, Plan 100 (the “Lot”).

EXHIBIT O

CONCEPTUAL LAYOUT FOR TENANT’S IMPROVEMENT

(SEE ATTACHED)

EXHIBIT P

FAIR MARKET RENT

The Fair Market Rent for the Premises shall be the then fair market rent for similar single story buildings in the Town of Billerica Massachusetts, leased on a triple net basis, taking into account all concessions, inducements, tenant improvements and fees due which such rent (the “Market Rent”) shall be determined as follows:

(a)
The Market Rent shall be proposed by Landlord within fifteen (15) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term as specified in Exhibit F of this Lease hereof (the "Landlord's Proposed Market Rent").  The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within fifteen (15) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's Rejection Notice").

(b)
If Tenant delivers Tenant’s Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within fifteen (15) days after Landlord's receipt of Tenant’s notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedure:

1.
Within five (5) days of the expiration of said fifteen (15) day period, Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice").  Landlord shall within five (5) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord.  Such two appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant.  Such two (2) appraisers shall have ten (10) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent.  If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant.  If such appraisers shall fail to concur as to such determination within said ten (10) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser.  If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said ten (10) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

2.
All appraisers shall be independent real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

3.
The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

4.
If none of the determinations of the appraisers varies from the average of the determinations of the other appraisers by more than five (5%) percent, the average of the determinations of the three (3) appraisers shall be the Market Rent for the Premises.  If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the three (3) appraisers by more than five (5%) percent, the average of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5.	The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6.	Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.